Exhibit (17)(d)

                             ARMADA FUNDS PROSPECTUS
                            I SHARES (INSTITUTIONAL)

                                 OCTOBER 1, 2003

                                  EQUITY FUNDS
                            INTERNATIONAL EQUITY FUND
                           LARGE CAP CORE EQUITY FUND
                              LARGE CAP GROWTH FUND
                              LARGE CAP ULTRA FUND
                              LARGE CAP VALUE FUND
                               MID CAP GROWTH FUND
                               S&P 500 INDEX FUND
                               SMALL CAP CORE FUND
                              SMALL CAP GROWTH FUND
                              SMALL CAP VALUE FUND
                            SMALL/MID CAP VALUE FUND
                             TAX MANAGED EQUITY FUND

                             ASSET ALLOCATION FUNDS
                           AGGRESSIVE ALLOCATION FUND
                            BALANCED ALLOCATION FUND
                          CONSERVATIVE ALLOCATION FUND

                               FIXED INCOME FUNDS
                                    BOND FUND
                                    GNMA FUND
                             INTERMEDIATE BOND FUND
                           LIMITED MATURITY BOND FUND
                           TOTAL RETURN ADVANTAGE FUND
                              ULTRA SHORT BOND FUND
                           U.S. GOVERNMENT INCOME FUND

                               TAX FREE BOND FUNDS
                          MICHIGAN MUNICIPAL BOND FUND
                          NATIONAL TAX EXEMPT BOND FUND
                            OHIO TAX EXEMPT BOND FUND
                        PENNSYLVANIA MUNICIPAL BOND FUND

                 THE SECURITIES AND EXCHANGE COMMISSION HAS NOT
                   APPROVED OR DISAPPROVED THESE SECURITIES OR
                  PASSED UPON THE ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

[SAILBOAT LOGO]
ARMADA(R) FUNDS

WWW.ARMADAFUNDS.COM

                               INVESTMENT ADVISER
                            NATIONAL CITY INVESTMENT
                               MANAGEMENT COMPANY

                              ABOUT THIS PROSPECTUS

Armada Funds (Armada) is a mutual fund family that offers different classes of shares in separate investment portfolios (Funds). The Funds have individual investment goals and strategies. This prospectus gives you important information that you should know about Class I Shares of the Funds before investing. Armada also offers Class I Shares of Armada money market funds in a separate prospectus. To obtain more information on Armada Funds, visit us on-line at WWW.ARMADAFUNDS.COM or call 1-800-622-FUND (3863). Please read this prospectus and keep it for future reference.

THIS PROSPECTUS HAS BEEN ARRANGED INTO DIFFERENT SECTIONS SO THAT YOU CAN EASILY REVIEW THIS IMPORTANT INFORMATION. ON THE NEXT PAGE, THERE IS SOME GENERAL INFORMATION YOU SHOULD KNOW ABOUT RISK AND RETURN THAT IS COMMON TO EACH OF THE FUNDS. FOR MORE DETAILED INFORMATION ABOUT THE FUNDS, PLEASE SEE:

ARMADA INTERNATIONAL EQUITY FUND...............................................2
ARMADA LARGE CAP CORE EQUITY FUND..............................................4
ARMADA LARGE CAP GROWTH FUND...................................................6
ARMADA LARGE CAP ULTRA FUND....................................................8
ARMADA LARGE CAP VALUE FUND...................................................10
ARMADA MID CAP GROWTH FUND....................................................12
ARMADA S&P 500 INDEX FUND.....................................................14
ARMADA SMALL CAP CORE FUND....................................................16
ARMADA SMALL CAP GROWTH FUND..................................................18
ARMADA SMALL CAP VALUE FUND...................................................20
ARMADA SMALL/MID CAP VALUE FUND...............................................22
ARMADA TAX MANAGED EQUITY FUND................................................24
ARMADA AGGRESSIVE ALLOCATION FUND.............................................28
ARMADA BALANCED ALLOCATION FUND...............................................32
ARMADA CONSERVATIVE ALLOCATION FUND...........................................34
ARMADA BOND FUND..............................................................40
ARMADA GNMA FUND..............................................................42
ARMADA INTERMEDIATE BOND FUND.................................................44
ARMADA LIMITED MATURITY BOND FUND.............................................46
ARMADA TOTAL RETURN ADVANTAGE FUND............................................48
ARMADA ULTRA SHORT BOND FUND..................................................50
ARMADA U.S. GOVERNMENT INCOME FUND............................................52
ARMADA MICHIGAN MUNICIPAL BOND FUND...........................................56
ARMADA NATIONAL TAX EXEMPT BOND FUND..........................................58
ARMADA OHIO TAX EXEMPT BOND FUND..............................................60

ARMADA PENNSYLVANIA MUNICIPAL BOND FUND.......................................62
MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES........................65
MORE INFORMATION ABOUT FUND INVESTMENTS.......................................69
INVESTOR PROFILES.............................................................70
INVESTMENT ADVISER AND INVESTMENT TEAMS.......................................72
PURCHASING, SELLING AND EXCHANGING FUND SHARES................................74
DIVIDENDS AND TAXES...........................................................78
FINANCIAL HIGHLIGHTS..........................................................80

RISK/RETURN INFORMATION COMMON TO THE FUNDS

Each Fund is a mutual fund. A mutual fund pools shareholders' money and, using professional investment managers, invests it in securities.

Each Fund has its own investment goal and strategies for reaching that goal. National City Investment Management Company (Adviser) manages the investments of each Fund. The Adviser invests Fund assets in a way that the Adviser believes will help a Fund achieve its goal. Investing in each Fund involves risk and there is no guarantee that a Fund will achieve its goal. The Adviser's judgments about the markets, the economy, or companies may not anticipate actual market movements, economic conditions or company performance, and these judgments may affect the return on your investment.

Each Fund's performance is compared to the performance of one or more benchmark indices. Except for the S&P 500 Index Fund, a Fund does not attempt to replicate the performance of its benchmark index. An index measures the market prices of a specific group of securities in a particular market or securities in a market sector. You cannot invest directly in an index. Unlike a mutual fund, an index does not have an investment adviser and does not pay any commissions or expenses. If an index had expenses, its performance would be lower.

No matter how good a job an investment manager does, you could lose money on your investment in a Fund, just as you could with other investments.

An investment in a Fund is not a bank deposit and it is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any government agency.

The value of your investment in a Fund is based primarily on the market prices of the securities the Fund holds. These prices change daily due to economic and other events that affect particular companies and other issuers. These price movements, sometimes called volatility, may be greater or lesser depending on the types of securities a Fund owns and the markets in which they trade. The effect on a Fund of a change in the value of a single security will depend on how widely the Fund diversifies its holdings.

EQUITY FUNDS

ARMADA INTERNATIONAL EQUITY FUND

FUND SUMMARY

INVESTMENT GOAL                     Capital appreciation

PRINCIPAL INVESTMENT STRATEGY       Investing in common stocks of issuers
                                    located in at least three foreign countries

PRINCIPAL RISKS                     Market risk, foreign risk, multi-national
                                    companies risk, country risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada International Equity Fund's investment objective is to provide capital appreciation by investing in a portfolio of equity securities of foreign issuers. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of foreign issuers. The Fund invests in securities that are tied economically to a number of countries throughout the world. The Fund focuses on issuers included in the Morgan Stanley Capital International Europe, Australasia, Far East (MSCI
EAFE) Index. The MSCI EAFE Index is an unmanaged index which represents the performance of more than 1,000 equity securities of companies located in those regions. The Fund will limit investments in securities of issuers in countries with emerging markets or economies to no more than 10% of the Fund's total assets.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser makes judgments about the attractiveness of countries based upon a collection of criteria. The relative valuation, growth prospects, fiscal, monetary and regulatory government policies are considered jointly and generally in making these judgments. The percentage of the Fund in each country is determined by its relative attractiveness and weight in the MSCI EAFE Index. More than 25% of the Fund's assets may be invested in the equity securities of issuers located in the same country.

Within foreign markets, the Adviser buys and sells securities based on its analysis of competitive position and valuation. The Adviser sells securities whose competitive position is deteriorating or whose valuation is unattractive relative to industry peers. Likewise, companies with strong and durable competitive advantages and attractive valuation are considered for purchase.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that foreign common stocks may underperform other segments of the equity markets or the equity markets as a whole.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

Emerging market countries are countries that the Morgan Stanley Capital International Emerging Markets Index or the United Nations classifies as emerging or developing. Emerging markets may be more likely to experience political turmoil or rapid changes in market or economic conditions than more developed countries. Emerging market countries often have less uniformity in accounting and reporting requirements and unreliable securities valuation. It is sometimes difficult to obtain and enforce court judgments in such countries and there is often a greater potential for nationalization and/or expropriation of assets by the government of an emerging market country. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with the Fund's investments in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar.

MULTI-NATIONAL COMPANIES RISK. Companies making up the MSCI EAFE Index are generally issuers of larger cap securities of multi-national companies who are affected by risks worldwide.

COUNTRY RISK. Investment in a particular country of 25% or more of the Fund's total assets will make the Fund's performance more dependent upon the political and economic circumstances of that country than a mutual fund more widely diversified among issuers in different countries.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS
1998            1999          2000          2001           2002

19.98%          50.13%        -16.89%       -25.42%        -18.86 %

Best Quarter                36.24%          (12/31/99)
Worst Quarter              -19.83%          (9/30/02)



The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 6.48%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE MSCI EAFE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.



----------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                1 YEAR           5 YEARS        SINCE INCEPTION     DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada International Equity Fund                                                                        8/1/97

        Returns Before Taxes                 -18.86%           -1.96%              -3.13%

        Returns After Taxes on               -18.88%           -2.39%              -3.53%
        Distributions

        Returns After Taxes on
        Distributions and Sale of
        Fund Shares                          -11.48%           -1.48%              -2.40%
----------------------------------------------------------------------------------------------------------------------
MSCI EAFE Index 1                            -15.94%           -2.89%              -4.53%           Since 7/31/97
(reflects no deduction for fees,
expenses or taxes)
----------------------------------------------------------------------------------------------------------------------

1The Morgan Stanley Capital International Europe, Australasia and Far East (MSCI
 EAFE) Index is an unmanaged index comprising 21 MSCI country indices, representing developed markets outside of North America.


FUND FEES AND EXPENSES


See page 26 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LARGE CAP CORE EQUITY FUND
         (FORMERLY KNOWN AS THE "ARMADA CORE EQUITY FUND")

FUND SUMMARY

INVESTMENT GOAL                         Capital appreciation

PRINCIPAL INVESTMENT STRATEGY           Investing in common stocks of large
                                        cap companies

PRINCIPAL RISK                          Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Large Cap Core Equity Fund's investment objective is to provide capital appreciation by blending value and growth investment styles. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with large stock market capitalizations. The Adviser will normally invest between 20% and 50% of its assets in the following three types of equity securities: (1) common stocks that have a forecasted annual earnings-per-share growth of 10% or more, with no losses during the last five years; (2) common stocks with price-to-earnings ratios at least 20% below the average of the companies included in the S&P 500 Composite Stock Price Index; and (3) common stocks that pay dividends at a rate at least 20% above the average of the companies included in the S&P 500 Composite Stock Price Index.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser utilizes a systematic, disciplined investment process when selecting individual securities. This includes: (1) screening a database for liquidity and the criteria listed above; (2) scoring each issue emphasizing fundamental, valuation and technical indicators; and (3) security analysis that further evaluates the company and the stock, which includes an analysis of company fundamentals such as earnings, profitability and management, valuation such as price/earnings, price/book and yield, and technical analysis emphasizing individual stock price trends.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS

1998           1999        2000        2001          2002
32.37%         19.94%      1.76%       -14.25%       -20.23%

Best Quarter                25.10%   (12/31/98)
Worst Quarter              -17.59%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 10.38%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.



----------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                        1 YEAR            5 YEARS    SINCE INCEPTION   DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada Large Cap Core Equity Fund                                                                        8/1/97

      Returns Before Taxes                           -20.23%             2.02%           2.38%

      Returns After Taxes on Distributions           -20.47%             0.85%           1.26%

      Returns After Taxes on Distributions and       -12.41%             1.69%           1.96%
      Sale of Fund Shares
----------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1                -22.10%            -0.59%          -0.10%       Since 7/31/97
(reflects no deduction for fees, expenses or
taxes)
----------------------------------------------------------------------------------------------------------------------

1The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.


FUND FEES AND EXPENSES


See page 26 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LARGE CAP GROWTH FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY GROWTH FUND")

FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in growth-oriented common stocks
                                      of large cap companies

PRINCIPAL RISK                        Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Large Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded larger cap equity securities. The investment objective may be changed without shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with large stock market capitalizations. In buying and selling securities for the Fund, the Adviser considers factors such as historical and projected earnings growth, earnings quality and liquidity. The Fund generally purchases common stocks that are listed on a national securities exchange or unlisted securities with an established over-the-counter market.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002
-0.27%        -0.79%      28.93%     20.33%      36.61%      29.09%      22.98%     -5.21%      -16.31%     -28.17%

Best Quarter               22.87%   (12/31/98)
Worst Quarter             -16.11%   (3/31/01)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 7.92%

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

---------------------------------------------------------------------------------------
CLASS I SHARES                                   1 YEAR        5 YEARS       10 YEARS
---------------------------------------------------------------------------------------
Armada Large Cap Growth Fund

        Returns Before Taxes                    -28.17%        -1.99%        6.61%

        Returns After Taxes on Distributions    -28.25%        -2.52%        4.95%

        Returns After Taxes on                  -17.29%        -1.56%        4.90%
        Distributions and Sale of Fund
        Shares
---------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1           -22.10%        -0.59%        9.34%
(reflects no deduction for fees, expenses
or taxes)
---------------------------------------------------------------------------------------

1The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

FUND FEES AND EXPENSES


See page 26 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LARGE CAP ULTRA FUND


FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in growth-oriented common stocks
                                      of large cap companies

PRINCIPAL RISK                        Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Large Cap Ultra Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded larger cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in a diversified portfolio of common stocks of U.S. companies with large stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser takes a long-term approach to managing the Fund and typically invests in companies that have exhibited consistent, above-average growth in revenues and earnings, strong management, and sound and improving financial fundamentals. The Adviser will consider selling a security when there is a deterioration of fundamentals leading to a deceleration in earnings growth.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Large Capitalization Fund which was reorganized into the Armada Large Cap Ultra Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1996            1997         1998        1999        2000          2001         2002
23.23%          29.08%       42.62%      29.04%      -16.76%       -22.94%      -32.46%

Best Quarter                25.53%  (12/31/98)
Worst Quarter              -21.07%  (3/31/01)


The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 10.25%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL 1000 GROWTH INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.




-----------------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                1 YEAR             5 YEARS         SINCE INCEPTION         DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------------------------------
Armada Large Cap Ultra Fund                                                                                  12/28/95

        Returns Before Taxes                 -32.46%             -4.43%               3.48%

        Returns After Taxes on               -32.46%             -6.06%               1.83%
        Distributions

        Returns After Taxes on
        Distributions and Sale of
        Fund Shares                          -19.93%             -2.61%               3.57%
-----------------------------------------------------------------------------------------------------------------------------
Russell 1000 Growth Index 1                  -27.88%             -3.84%               4.06%               Since 12/31/95
(reflects no deduction for fees,
expenses or taxes)
-----------------------------------------------------------------------------------------------------------------------------

1The Russell 1000 Growth Index measures the performance of companies in the Russell 1000 Index with higher price-to-book ratios and higher forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES


See page 26 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LARGE CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in value-oriented common stocks
                                      of large cap companies

PRINCIPAL RISK                        Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Large Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded large capitalization equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with large stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by large cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages.

The Fund considers a large capitalization or "large cap" company to be one that has a market capitalization at the time of purchase of $3 billion or more.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented large cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002
27.71%        18.08%      29.21%     10.23%      -0.13%      11.62%      -3.79%     -15.04%

Best Quarter               12.63%   (6/30/97)
Worst Quarter             -17.83%   (9/30/02)


The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 8.69%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL 1000 VALUE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.



-----------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                              1 YEAR          5 YEARS          SINCE INCEPTION        DATE OF INCEPTION
-----------------------------------------------------------------------------------------------------------------------
Armada Large Cap Value Fund                                                                               7/1/94

        Returns Before Taxes               -15.04%           0.09%                8.31%

        Returns After Taxes on             -15.55%          -1.15%                6.69%
        Distributions

        Returns After Taxes on
        Distributions and Sale of
        Fund Shares                         -9.18%          -0.24%                6.32%
-----------------------------------------------------------------------------------------------------------------------
Russell 1000 Value Index 1                 -15.52%           1.16%               11.03%               Since 6/30/94
(reflects no deduction for fees,
expenses or taxes)
-----------------------------------------------------------------------------------------------------------------------

1The Russell 1000 Value Index measures the performance of companies in the Russell 1000 Index with lower price-to-book ratios and lower forecasted growth values. The Russell 1000 Index measures the performance of the 1000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES


See page 26 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA MID CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                     Capital appreciation

PRINCIPAL INVESTMENT STRATEGY       Investing in growth-oriented common stocks
                                    of medium-sized companies

PRINCIPAL RISK                      Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Mid Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded mid cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with medium stock market capitalizations. In selecting investments for the Fund to buy and sell, the Adviser invests in companies that have typically exhibited consistent, above-average growth in revenues and earnings, strong management, sound and improving financial fundamentals and presently exhibit the potential for growth.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Fund considers a mid-capitalization or "mid cap" company to be one that has a market capitalization at the time of purchase between $1 billion and $15 billion.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Mid Capitalization Fund which was reorganized into the Armada Mid Cap Growth Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000       2001         2002
12.97%        -5.30%      29.86%     18.32%      11.70%      11.31%      45.85%     -7.90%     -18.89%      -31.10%


Best Quarter                35.09%          (12/31/99)
Worst Quarter              -27.08%          (9/30/01)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 14.12%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL MIDCAP GROWTH INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.



-------------------------------------------------------------------------------
CLASS I SHARES                              1 YEAR      5 YEARS      10 YEARS
-------------------------------------------------------------------------------
Armada Mid Cap Growth Fund

         Returns Before Taxes              -31.10%      -3.53%         4.37%

         Returns After Taxes on            -31.10%      -6.96%         0.50%
         Distributions

         Returns After Taxes on
         Distributions and Sale of Fund
         Shares                            -19.09%      -2.01%         3.28%
-------------------------------------------------------------------------------
Russell Midcap Growth Index 1              -27.41%      -1.82%         6.71%
(reflects no deduction for fees,
expenses or taxes)
-------------------------------------------------------------------------------
1The Russell Midcap Growth Index measures the performance of those companies in the Russell Midcap Index with higher price-to-book ratios and higher forecasted growth values. The Russell Midcap Index measures the performance of the 800 smallest U.S. companies among the largest 1000 U.S. companies based on market capitalization.

FUND FEES AND EXPENSES


See page 26 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA S&P 500 INDEX FUND
         (FORMERLY KNOWN AS THE "ARMADA EQUITY INDEX FUND")

FUND SUMMARY

INVESTMENT GOAL                          To approximate, before Fund expenses,
                                         the investment results of the S&P 500
                                         Composite Stock Price Index

PRINCIPAL INVESTMENT STRATEGY            Investing in stocks that comprise the
                                         S&P 500 Composite Stock Price Index

PRINCIPAL RISKS                          Market risk, tracking error risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada S&P 500 Index Fund's investment objective is to provide investment results that, before Fund expenses, approximate the aggregate price and dividend performance of the securities included in the S&P 500 Composite Stock Price Index by investing in securities comprising the S&P 500 Composite Stock Price Index. The investment objective may be changed without a shareholder vote.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in stocks of companies included in the S&P 500 Composite Stock Price Index. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The S&P 500 Composite Stock Price Index is made up of common stocks of 500 large, publicly traded companies. The Fund buys and holds all stocks included in the S&P 500 Composite Stock Price Index in the same relative proportion as those stocks are held in the Index. Stocks are eliminated from the Fund when removed from the S&P 500 Composite Stock Price Index. The Adviser does not generally "manage" the Fund in the traditional sense (i.e. by using economic, financial or market analysis). However, the Adviser believes that by employing certain active management strategies for a small percentage of the Fund's assets, the Fund's net returns after expenses may more closely approximate returns of the S&P 500 Composite Stock Price Index.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that common stocks comprising the S&P 500 Composite Stock Price Index may underperform other segments of the equity markets or the equity markets as a whole.

TRACKING ERROR RISK. The Fund's ability to replicate the performance of the S&P 500 Composite Stock Price Index will depend to some extent on the size and timing of cash flows into and out of the Fund, as well as on the level of the Fund's expenses.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
    1999          2000         2001          2002
   20.61%        -9.20%      -12.22%       -22.33%

Best Quarter               14.65%   (12/31/99)
Worst Quarter             -17.37%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 11.49%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.


----------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                          1 YEAR         SINCE INCEPTION      DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------
Armada S&P 500 Index Fund                                                                        7/10/98

        Returns Before Taxes                           -22.33%             -4.85%

        Returns After Taxes on Distributions           -22.74%             -5.31%

        Returns After Taxes on Distributions           -13.70%             -3.97%
        and Sale of Fund Shares
----------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 1                  -22.10%             -4.79%             Since 7/10/98
(reflects no deduction for fees, expenses or
taxes)
----------------------------------------------------------------------------------------------------------------

1The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole. "S&P 500" is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by National City Investment Management Company. The Fund is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Fund.

FUND FEES AND EXPENSES


See page 26 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA SMALL CAP CORE FUND

FUND SUMMARY

INVESTMENT GOAL                      Capital appreciation

PRINCIPAL INVESTMENT STRATEGY        Investing in common stocks of small cap
                                     companies

PRINCIPAL RISKS                      Market risk, small companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Small Cap Core Fund's investment objective is to provide capital appreciation. The Fund intends to achieve its objective by blending value and growth investment styles. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser will normally invest between 30% and 70% of its assets in the following two types of equity securities: (1) common stocks that have a forecasted annual earnings-per-share growth rate that is greater than the average growth rate of the companies included in the Russell 2000 Index; and (2) common stocks with price-to-earnings ratios of at least 20% below the average of the companies included in the Russell 2000 Index.

The Adviser utilizes a systematic, disciplined investment process when selecting individual securities. This includes: (1) screening a database for liquidity and the criteria listed above; (2) scoring each issue emphasizing fundamental, valuation and technical indicators; and (3) security analysis that further evaluates the company and the stock, which includes an analysis of company fundamentals such as earnings, profitability and management, valuation such as price/earnings, price/book and yield, and technical analysis emphasizing individual stock price trends.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase of up to $3 billion.

PRINCIPAL RISKS OF INVESTING


MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

There is no performance information for the Fund because it had not commenced operations prior to the date of this prospectus.

FUND FEES & EXPENSES


See page 26 for a description of the fees and expenses that you may pay if you buy and hold fund shares.

ARMADA SMALL CAP GROWTH FUND

FUND SUMMARY

INVESTMENT GOAL                       Capital appreciation

PRINCIPAL INVESTMENT STRATEGY         Investing in growth-oriented common stocks
                                      of small cap companies

PRINCIPAL RISKS                       Market risk, small companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Small Cap Growth Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser seeks to invest in small capitalization companies with strong growth in revenue, earnings and cash flow. Purchase decisions are also based on the security's valuation relative to the company's expected growth rate, earnings quality and competitive position, valuation compared to similar securities and the security's trading liquidity. Reasons for selling securities include disappointing fundamentals, negative industry developments, evidence of management's inability to execute a sound business plan, capitalization exceeding the Adviser's definition of "small capitalization," desire to reduce exposure to an industry or sector, and valuation levels which cannot be justified by the company's fundamental growth prospects.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase between $100 million and $3 billion.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that growth-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1998           1999        2000          2001          2002
7.56%          36.06%      -14.96%       -8.11%        -39.31%

Best Quarter               36.30%   (12/31/99)
Worst Quarter             -25.79%   (9/30/01)


The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 15.89%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL 2000 GROWTH INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

-------------------------------------------------------------------------------------------------------------
CLASS I SHARES                         1 YEAR          5 YEARS         SINCE INCEPTION    DATE OF INCEPTION
-------------------------------------------------------------------------------------------------------------
Armada Small Cap Growth Fund                                                                    8/1/97

    Returns Before Taxes              -39.31%           -7.04%              -5.31%

    Returns After Taxes on            -39.31%           -7.46%              -5.73%
    Distributions

    Returns After Taxes on
    Distributions and Sale of
    Fund Shares                       -24.14%           -5.22%              -3.92%
-------------------------------------------------------------------------------------------------------------
Russell 2000 Growth Index 1           -30.26%           -6.59%              -5.73%          Since 7/31/97
(reflects no deduction for fees,
expenses or taxes)
-------------------------------------------------------------------------------------------------------------

1The Russell 2000 Growth Index is comprised of securities in the Russell 2000
 Index with higher than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.


FUND FEES AND EXPENSES

See page 26 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA SMALL CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                        Capital appreciation

PRINCIPAL INVESTMENT STRATEGY          Investing in value-oriented common stocks
                                       of small cap companies

PRINCIPAL RISKS                        Market risk, small companies risk




PRINCIPAL INVESTMENT STRATEGIES

The Armada Small Cap Value Fund's investment objective is to provide capital appreciation by investing in a diversified portfolio of publicly traded small cap equity securities. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies with small stock market capitalizations. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-earnings, price-to-book and price-to-cash flow ratios that are lower than the market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer is no longer considered a small cap company, so long as the security otherwise continues to meet investment criteria.

The Fund considers a small capitalization or "small cap" company to be one that has a market capitalization at the time of purchase up to $3 billion.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may increase transaction costs and capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented small cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002
18.63%        22.64%      32.43%     -6.96%      7.91%       33.60%      17.32%     -10.56%

Best Quarter                19.26%   (12/31/01)
Worst Quarter              -17.80%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 12.24%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE RUSSELL 2000 VALUE INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.


----------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                1 YEAR            5 YEARS         SINCE INCEPTION     DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------------
Armada Small Cap Value Fund                                                                              7/26/94

     Returns Before Taxes                     -10.56%            7.08%              13.52%

     Returns After Taxes on                   -12.26%            4.96%              10.88%
     Distributions

     Returns After Taxes on
     Distributions and Sale of Fund            -6.28%            4.85%              10.14%
     Shares
----------------------------------------------------------------------------------------------------------------------
Russell 2000 Value Index 1
(reflects no deduction for fees,              -11.43%            2.71%              10.37%            Since 7/31/94
expenses or taxes)
----------------------------------------------------------------------------------------------------------------------

1The Russell 2000 Value Index is comprised of securities in the Russell 2000
 Index with lower than average price-to-book ratios and forecasted growth values. The Russell 2000 Index is an unmanaged index comprised of the 2000 smallest companies of the 3000 largest U.S. companies based on market capitalization.

FUND FEES AND EXPENSES


See page 26 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA SMALL/MID CAP VALUE FUND

FUND SUMMARY

INVESTMENT GOAL                        Long-term capital appreciation

PRINCIPAL INVESTMENT STRATEGY          Investing in value-oriented common stocks
                                       of small cap and mid cap companies

PRINCIPAL RISKS                        Market risk, smaller companies risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Small/Mid Cap Value Fund's investment objective is to provide long-term capital appreciation. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies that are considered to have small cap or mid cap stock market capitalizations. Companies meeting this criteria are ones that have a market capitalization between $500 million and $5 billion at the time the Fund purchases the company's securities.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by small cap and mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-sales, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer no longer meets the market capitalization criteria stated above, so long as the security otherwise continues to meet investment criteria.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may increase transaction costs and capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

The Fund is also subject to the risk that value-oriented small cap or mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

SMALLER COMPANIES RISK. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap and mid cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

There is no performance information for the Fund because it had not completed a full calendar year of investment operations as of December 31, 2002.

FUND FEES AND EXPENSES


See page 27 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA TAX MANAGED EQUITY FUND

FUND SUMMARY

INVESTMENT GOAL                      Capital appreciation while minimizing the
                                     impact of taxes

PRINCIPAL INVESTMENT STRATEGY        Investing in common stocks using strategies
                                     designed to minimize the impact of taxes

PRINCIPAL RISK                       Market risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Tax Managed Equity Fund's investment objective is to provide capital appreciation while minimizing the impact of taxes on shareholders' returns. The investment objective may be changed without a shareholder vote.

The Fund's principal investment strategy is investing in common stocks of U.S. companies. Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in equity securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

The Adviser buys and sells common stocks based on factors such as historical and projected long-term earnings growth, earnings quality and liquidity. The Adviser attempts to minimize the realization of taxable gains by investing in the securities of companies with above average earnings predictability and stability which the Fund expects to hold for several years. This generally results in a low level of portfolio turnover. In addition, the Fund seeks to distribute relatively low levels of taxable investment income by investing in stocks with low dividend yields. When the Fund sells appreciated securities, it will attempt to hold realized capital gains to a minimum.

The Fund may, when consistent with its overall investment approach, sell depreciated securities to offset realized capital gains. The Fund may make in-kind redemptions consistent with its investment objective. An in-kind redemption may serve to minimize any tax impact on the remaining shareholders, because a Fund generally recognizes no taxable gain (or loss) on the securities used to make an in-kind redemption. The Fund is not a tax exempt fund, and it expects to distribute taxable dividends and capital gains from time to time.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The performance of Class I Shares of the Armada Tax Managed Equity Fund for the periods prior to April 9, 1998 is represented by the performance of a common trust fund which operated prior to the effectiveness of the registration statement of the Tax Managed Equity Fund. The common trust fund was advised by National City Bank, an affiliate of the Adviser. At the time of the Tax Managed Equity Fund's inception as a registered mutual fund, the common trust fund was operated using materially equivalent investment objectives, policies, guidelines and restrictions as those of the Fund. In connection with the Tax Managed Equity Fund's commencement of operations as a registered mutual fund, the common trust fund transferred its assets to the Fund. At the time of the transfer, the Adviser did not manage any other collective investment or common trust funds using materially equivalent investment objectives, policies, guidelines and restrictions to those of the Tax Managed Equity Fund.

The common trust fund was not open to the public generally, or registered under the Investment Company Act of 1940 (the "1940 Act"), or subject to certain restrictions that are imposed by the 1940 Act and the Internal Revenue Code. If the common trust fund had been registered under the 1940 Act, performance may have been adversely affected. Performance quotations of the common trust fund represent past performance of the common trust fund, which are separate and distinct from the Tax Managed Equity Fund, do not represent past performance of the Fund, and should not be considered as representative of future results of the Fund.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000       2001         2002
1.20%         -1.85%      29.51%     20.64%      39.06%      36.84%      18.94%     -2.26%     -12.61%      -25.27%


Best Quarter               22.87%   (12/31/98)
Worst Quarter             -16.18%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 6.98%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE S&P 500 COMPOSITE STOCK PRICE INDEX. AFTER-TAX RETURNS ARE SHOWN ONLY SINCE THE FUND COMMENCED OPERATIONS AS A REGISTERED MUTUAL FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.


-------------------------------------------------------------------------------------------------------------- --------------------
                                                                                          SINCE COMMENCEMENT   DATE OF COMMENCEMENT
CLASS I SHARES                                     1 YEAR       5 YEARS     10 YEARS      AS REGISTERED FUND     AS REGISTERED FUND
-------------------------------------------------------------------------------------------------------------- --------------------
Armada Tax Managed Equity Fund                                                                                        4/9/98

        Returns Before Taxes                       -25.27%      0.77% 1      8.41% 1          -1.92%

        Returns After Taxes on Distributions       -25.60%       N/A 2        N/A 2           -2.11%

        Returns After Taxes on Distributions       -15.37%       N/A 2        N/A 2           -1.57%
        and Sale of Fund Shares
----------------------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 3
(reflects no deduction for fees, expenses or       -22.10%      -0.59%        9.34%           -3.31%                Since 3/31/98
taxes)
----------------------------------------------------------------------------------------------------------------------------------

1Performance for periods prior to the Fund's commencement of operations as a registered mutual fund reflects performance of the predecessor common trust fund described above.
2After tax returns for periods prior to commencement of operations as a registered mutual fund are not available.
3The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.

FUND FEES AND EXPENSES

See page 27 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES


This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                   INTERNATIONAL EQUITY FUND         LARGE CAP CORE EQUITY FUND
Investment Advisory Fees                                1.15%                             0.75%
------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 1                                          None                              0.05%
------------------------------------------------------------------------------------------------
Other Expenses                                          0.18%                             0.14% 2
------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                      1.38%                             0.94%
------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                       LARGE CAP GROWTH FUND               LARGE CAP ULTRA FUND
Investment Advisory Fees                                0.75%                             0.75%
------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 1                                          0.05%                             0.05%
------------------------------------------------------------------------------------------------
Other Expenses 2                                        0.13%                             0.18%
------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                      0.93%                             0.98%
------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                        LARGE CAP VALUE FUND                MID CAP GROWTH FUND
Investment Advisory Fees                                0.75%                             1.00%
------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 1                                          0.05%                             0.05%
------------------------------------------------------------------------------------------------
Other Expenses                                          0.13%                             0.20% 2
------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                      0.93%                             1.25%
------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                         S&P 500 INDEX FUND                 SMALL CAP CORE FUND
Investment Advisory Fees 3                              0.35%                             1.00% 3
-------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 1                                          None                              0.05%
-------------------------------------------------------------------------------------------------
Other Expenses                                          0.14%                             0.16% 4
-------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 3                                    0.49%                             1.21% 3
-------------------------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                           SMALL CAP GROWTH FUND           SMALL CAP VALUE FUND
Investment Advisory Fees                                   1.00%                          1.00%
------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 1                                             0.05%                          0.05%
------------------------------------------------------------------------------------------------
Other Expenses                                             0.19%                          0.13% 2
------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                         1.24%                          1.18%
------------------------------------------------------------------------------------------------



ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                  SMALL/MID CAP VALUE FUND         TAX MANAGED EQUITY FUND
Investment Advisory Fees                           1.00% 3                        0.75%
----------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 1                                     0.02%                          0.05%
----------------------------------------------------------------------------------------
Other Expenses                                     0.16%                          0.15%
----------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                 1.18% 3                        0.95%
----------------------------------------------------------------------------------------

1 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I Shares during the last fiscal year. For the Small Cap Core Fund, represents Distribution (12b-1) Fees expected to be incurred by the Fund's Class I Shares during the initial fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% (0.005% for the S&P 500 Index Fund, 0.025% for the Small Cap Value Fund and 0.02% for the Small/Mid Cap Value Fund) during the current fiscal year.
2 Other Expenses for certain Funds have been restated to reflect current expenses.
3 The Adviser waived a portion of its advisory fees for the S&P 500 Index Fund and the Small/Mid Cap Value Fund during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                          ADVISORY       TOTAL
  FUND                                      FEES        EXPENSES
  S&P 500 Index Fund                       0.20%         0.35%
  Small/Mid Cap Value Fund                 0.75%         0.93%




The Adviser expects to continue waiving a portion of its advisory fees for the S&P 500 Index Fund and also expects to waive a portion of its advisory fees for the Small Cap Core Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:




                                          ADVISORY       TOTAL
  FUND                                      FEES        EXPENSES
  S&P 500 Index Fund                       0.20%         0.34%
  Small Cap Core Fund                      0.50%         0.71%

   These fee waivers are voluntary and may be revised or discontinued at any time.


4 Other Expenses for the Small Cap Core Fund are based on estimated amounts for the current fiscal year.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Armada Equity Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:


                                         1 YEAR               3 YEARS               5 YEARS              10 YEARS
                                         ------               -------               -------              --------
INTERNATIONAL EQUITY FUND                 $140                 $437                   $755               $1,657
LARGE CAP CORE EQUITY FUND                 $96                 $300                   $520               $1,155
LARGE CAP GROWTH FUND                      $95                 $296                   $515               $1,143
LARGE CAP ULTRA FUND                      $100                 $312                   $542               $1,201
LARGE CAP VALUE FUND                       $95                 $296                   $515               $1,143
MID CAP GROWTH FUND                       $127                 $397                   $686               $1,511
S&P 500 INDEX FUND                         $50                 $157                   $274                 $616
SMALL CAP CORE FUND                       $123                 $384                    N/A                  N/A
SMALL CAP GROWTH FUND                     $126                 $393                   $681               $1,500
SMALL CAP VALUE FUND                      $120                 $375                   $649               $1,432
SMALL/MID CAP VALUE FUND                  $120                 $375                   $649               $1,432
TAX MANAGED EQUITY FUND                    $97                 $303                   $525               $1,166

ASSET ALLOCATION FUNDS

ARMADA AGGRESSIVE ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                               Capital appreciation with current
                                              income as a secondary objective

PRINCIPAL INVESTMENT STRATEGY                 Investing in a combination of
                                              Underlying Armada Funds that,
                                              in turn, invest primarily in U.S.
                                              and foreign common stocks and,
                                              to a lesser extent, in
                                              investment-grade fixed income
                                              securities and cash equivalents

PRINCIPAL RISKS                               Market risk, interest
                                              rate risk, credit risk,
                                              prepayment/extension risk,
                                              allocation risk, small
                                              companies risk, conflicts risk

PRINCIPAL INVESTMENT STRATEGIES


The Armada Aggressive Allocation Fund's investment objective is to provide capital appreciation with current income as a secondary objective. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Armada Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 68.


The Fund invests in Underlying Armada Funds in accordance with weightings determined by the Adviser. The Underlying Armada Funds invest directly in equity and fixed income securities in accordance with their own investment policies and strategies.

The Fund intends to invest 60% to 90% of its net assets in shares of Underlying Armada Funds that invest primarily in equity securities (Armada International Equity, Armada Large Cap Ultra, Armada Large Cap Value, Armada Small Cap Growth and Armada Small Cap Value Funds), 10% to 40% of its net assets in shares of Underlying Armada Funds that invest primarily in fixed income securities (Armada Bond and Armada Intermediate Bond Funds) and 0% to 20% of its net assets in shares of the Armada Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Armada Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Armada International Equity Fund.

The Fund's assets may be reallocated among the Underlying Armada Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Armada Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Armada Funds and allocation of the Fund's assets among them. Since some Underlying Armada Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of equity securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response.

The prices of fixed income securities in which some Underlying Armada Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Armada Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Armada Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Armada Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Armada Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Armada Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Armada Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Armada Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Armada Funds will not anticipate market trends successfully. For example, weighting Underlying Armada Funds that invest in common stocks too heavily during a stock market decline may result in a loss. Conversely, investing too heavily in Underlying Armada Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Armada Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Armada Funds both because the fees payable to the Adviser by some Underlying Armada Funds are higher than fees payable by other Underlying Armada Funds and because the Adviser is also responsible for managing the Underlying Armada Funds. The Trustees and officers of Armada may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Armada Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS
2002
-18.93%

Best Quarter       2.37%   (12/31/02)

Worst Quarter     -14.65%  (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 9.64%.

This table compares the Fund's average annual total returns for Class I Shares for the periods ended December 31, 2002 to those of the Lehman U.S. Aggregate Bond Index, the S&P 500 Composite Stock Price Index and the Aggressive Allocation Hybrid Benchmark Index. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their Fund shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts. In some cases returns after taxes on distributions and sale of Fund shares may be higher than returns before taxes because the calculations assume that the investor received a tax deduction for any loss incurred on the sale of shares.

---------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                              1 YEAR         SINCE INCEPTION      DATE OF INCEPTION
---------------------------------------------------------------------------------------------------------------------
Armada Aggressive Allocation Fund                                                                     3/6/01
     Returns Before Taxes                                   -18.93%             -12.95%

     Returns After Taxes on Distributions                   -19.20%             -13.44%

     Returns After Taxes on Distributions and Sale          -11.62%             -10.45%
     of Fund Shares
---------------------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1                           10.25%               8.75%            Since 2/28/01
(reflects no deduction for fees, expenses or taxes)
---------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2                       -22.10%             -15.81%            Since 2/28/01
(reflects no deduction for fees, expenses or taxes)
---------------------------------------------------------------------------------------------------------------------
Aggressive Allocation Hybrid Benchmark Index 3              -14.12%              -9.67%            Since 2/28/01
(reflects no deduction for fees, expenses or taxes)
---------------------------------------------------------------------------------------------------------------------

1The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.
2The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.
3The Aggressive Allocation Hybrid Benchmark Index is a blend of 75% S&P 500
 Composite Stock Price Index and 25% Lehman U.S. Aggregate Bond Index, as calculated by the Adviser.


FUND FEES AND EXPENSES


See page 38 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA BALANCED ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                                  Long-term capital appreciation
                                                 and current income


PRINCIPAL INVESTMENT STRATEGY                    Investing in a diversified
                                                 portfolio of common stocks,
                                                 investment grade fixed income
                                                 securities and cash equivalents
                                                 with varying asset allocations
                                                 depending on the Adviser's
                                                 assessment of market conditions

PRINCIPAL RISKS                                  Market risk, allocation
                                                 risk, small companies risk,
                                                 foreign risk, interest rate
                                                 risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Balanced Allocation Fund's investment objective is to provide long-term capital appreciation and current income. The investment objective may be changed without a shareholder vote.

The Fund intends to invest 45% to 75% of its net assets in equity securities, such as common stocks and convertible securities, 25% to 55% of its net assets in investment grade fixed income securities, such as corporate bonds, U.S. government and agency securities, mortgage-backed securities and asset-backed securities, and up to 30% of its net assets in cash and cash equivalent securities. The Fund may invest up to 20% of its total assets at the time of purchase in foreign securities (which includes common stock, preferred stock and convertible bonds of companies headquartered outside the United States). The Fund also invests in the common stock of small capitalization companies.

The Adviser buys and sells equity securities based on their potential for long-term capital appreciation. The Fund invests the fixed income portion of its portfolio of investments in a broad range of investment grade debt securities (which are those rated at the time of investment in one of the four highest rating categories by a major rating agency) for current income. If a fixed income security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. The Adviser buys and sells fixed income securities and cash equivalents based on a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund invests in cash equivalent, short-term obligations for stability and liquidity.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. Since it purchases equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income or equity markets as a whole.

ALLOCATION RISK. The Fund is also subject to the risk that the Adviser's asset allocation decisions will not anticipate market trends successfully. For example, weighting common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. The smaller capitalization companies the Fund invests in may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1999          2000        2001       2002
15.27%        1.66%       -6.85%     -13.69%

Best Quarter               16.09%   (12/31/99)
Worst Quarter             -11.04%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 8.90%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE BALANCED ALLOCATION HYBRID BENCHMARK INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.



------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                            1 YEAR        SINCE INCEPTION      DATE OF INCEPTION
------------------------------------------------------------------------------------------------------------------
Armada Balanced Allocation Fund                                                                   7/10/98

       Returns Before Taxes                               -13.69%           -0.09%

       Returns After Taxes on Distributions               -14.36%           -1.81%

       Returns After Taxes on Distributions and Sale       -8.38%           -0.61%
       of Fund Shares
------------------------------------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or taxes)        10.25%            7.49%              Since 6/30/98
------------------------------------------------------------------------------------------------------------------
S&P 500 Composite Stock Price Index 2
(reflects no deduction for fees, expenses or taxes)       -22.10%            -4.19%             Since 6/30/98
------------------------------------------------------------------------------------------------------------------
Balanced Allocation Hybrid Benchmark Index 3
(reflects no deduction for fees, expenses or taxes)        -9.16%             0.48%             Since 6/30/98
------------------------------------------------------------------------------------------------------------------

1The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.
2The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.
3The Balanced Allocation Hybrid Benchmark Index is a blend of 60% S&P 500
 Composite Stock Price Index and 40% Lehman U.S. Aggregate Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES


See page 38 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA CONSERVATIVE ALLOCATION FUND

FUND SUMMARY

INVESTMENT GOAL                            Current income and moderate
                                           capital appreciation consistent
                                           with preservation of capital

PRINCIPAL INVESTMENT STRATEGY              Investing in a combination of
                                           Underlying Armada Funds that,
                                           in turn, invest primarily in
                                           investment-grade fixed income
                                           securities and, to a lesser
                                           extent, in U.S. and foreign
                                           common stocks and cash
                                           equivalents

PRINCIPAL RISKS                            Market risk, interest
                                           rate risk, credit risk,
                                           prepayment/extension risk,
                                           allocation risk, small
                                           companies risk, conflicts risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Conservative Allocation Fund's investment objective is to provide current income and moderate capital appreciation consistent with the preservation of capital. The investment objective may be changed without a shareholder vote. The Fund attempts to achieve its objective by investing in other mutual funds that are managed by the Fund's Adviser (Underlying Armada Funds). For more information, see "The Fund of Funds Structure of the Aggressive Allocation and Conservative Allocation Funds" on page 68.


The Fund invests in Underlying Armada Funds in accordance with weightings determined by the Adviser. The Underlying Armada Funds invest directly in fixed income and equity securities in accordance with their own investment policies and strategies.

The Fund intends to invest 50% to 80% of its net assets in shares of Underlying Armada Funds that invest primarily in fixed income securities (Armada Bond and Armada Intermediate Bond Funds), 20% to 50% of its net assets in shares of Underlying Armada Funds that invest primarily in equity securities (Armada International Equity, Armada Large Cap Ultra, Armada Large Cap Value, Armada Small Cap Growth and Armada Small Cap Value Funds), and 0% to 20% of its net assets in shares of the Armada Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Armada Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Armada International Equity Fund.

The Fund's assets may be reallocated among the Underlying Armada Funds in the Adviser's discretion. The amounts invested in equity, fixed income and money market Underlying Armada Funds will vary from time to time depending on the Adviser's assessment of business, economic and market conditions, including any potential advantage of price shifts between the equity markets and the fixed income markets.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. The value of an investment in the Fund is based on the performance of the Underlying Armada Funds and allocation of the Fund's assets among them. The prices of fixed income securities in which some Underlying Armada Funds primarily invest respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

Since some Underlying Armada Funds invest primarily in equity securities, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the equity markets have moved in cycles, and the value of the securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

INTEREST RATE RISK. An investment in Underlying Armada Funds that invest in fixed income securities and money market instruments is subject to interest rate risk, which is the possibility that an Underlying Armada Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although an Underlying Armada Fund's investments in U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. An Underlying Armada Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Underlying Armada Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Underlying Armada Fund will suffer from the inability to invest in higher yielding securities.

ALLOCATION RISK. In managing the Fund, the Adviser has the authority to select and allocate assets among Underlying Armada Funds. The Fund is subject to the risk that the Adviser's decisions regarding asset classes and selection of Underlying Armada Funds will not anticipate market trends successfully. For example, weighting Underlying Armada Funds that invest in common stocks too heavily during a stock market decline may result in a failure to preserve capital. Conversely, investing too heavily in Underlying Armada Funds that invest in fixed income securities during a period of stock market appreciation may result in lower total return.

SMALL COMPANIES RISK. Since the Fund invests in Underlying Armada Funds that invest in securities issued by small capitalization companies, the Fund is indirectly subject to the risks associated with such investments. Smaller capitalization companies may be more vulnerable to adverse business or economic events than larger, more established companies. In particular, these small companies may have limited product lines, markets and financial resources, and may depend upon a relatively small management group. Therefore, small cap stocks may be more volatile than those of larger companies. These securities may be traded over the counter or listed on an exchange.

CONFLICTS RISK. The Adviser is subject to conflicts of interest in allocating Fund assets among the various Underlying Armada Funds both because the fees payable to the Adviser by some Underlying Armada Funds are higher than fees payable by other Underlying Armada Funds and because the Adviser is also responsible for managing the Underlying Armada Funds. The Trustees and officers of Armada may also have conflicting interests in fulfilling their fiduciary duties to both the Fund and the Underlying Armada Funds.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows the performance of the Fund's Class I Shares from year to year.


CALENDAR YEAR TOTAL RETURNS
2002
-5.82%

Best Quarter      2.39%    (12/31/02)       Worst Quarter     -5.02%   (9/30/02)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 6.89%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX, THE S&P 500 COMPOSITE STOCK PRICE INDEX AND THE CONSERVATIVE ALLOCATION HYBRID BENCHMARK INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.

----------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                                1 YEAR          SINCE INCEPTION     DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------------

Armada Conservative Allocation Fund                                                                     3/6/01
      Returns Before Taxes                                    -5.82%               -2.79%

      Returns After Taxes on Distributions                    -6.57%               -3.81%

      Returns After Taxes on Distributions and Sale           -3.57%               -2.71%
      of Fund Shares
----------------------------------------------------------------------------------------------------------------------
Lehman Intermediate U.S. Government/Credit Bond                9.84%                8.76%           Since 2/28/01
Index 1
(reflects no deduction for fees, expenses or taxes)
----------------------------------------------------------------------------------------------------------------------
S&P Composite Stock Price Index 2                            -22.10%              -15.81%           Since 2/28/01
(reflects no deduction for fees, expenses or taxes)
----------------------------------------------------------------------------------------------------------------------
Conservative Allocation Hybrid Benchmark Index 3              -1.34%                0.15%           Since 2/28/01
(reflects no deduction for fees, expenses or taxes)
----------------------------------------------------------------------------------------------------------------------

1The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate term bonds.
2The S&P 500 Composite Stock Price Index is a widely recognized, unmanaged index of 500 common stocks which are generally representative of the U.S. stock market as a whole.
3The Conservative Allocation Hybrid Benchmark Index is a blend of 35% S&P 500
 Composite Stock Price Index and 65% Lehman Intermediate U.S. Government/Credit Bond Index, as calculated by the Adviser.

FUND FEES AND EXPENSES

See page 38 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                            AGGRESSIVE ALLOCATION FUND          BALANCED ALLOCATION FUND
Investment Advisory Fees                                         0.25% 1                            0.75%
----------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                                    0.05%                             0.05%
----------------------------------------------------------------------------------------------------------
Other Expenses 3                                                  0.22%                             0.20%
----------------------------------------------------------------------------------------------------------
Total Annual Fund                                                 0.52% 1                           1.00%
Operating Expenses 1
----------------------------------------------------------------------------------------------------------
Indirect Underlying Fund Expenses                                 1.00% 4                             N/A
----------------------------------------------------------------------------------------------------------
Total Fund Operating and Indirect                                 1.52% 4                             N/A
Expenses
----------------------------------------------------------------------------------------------------------



ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                           CONSERVATIVE ALLOCATION FUND
Investment Advisory Fees 1                                        0.25%
------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                                                    0.05%
------------------------------------------------------------------------
Other Expenses 3                                                  0.22%
------------------------------------------------------------------------
Total Annual Fund                                                 0.52%
Operating Expenses 1
------------------------------------------------------------------------
Indirect Underlying Fund Expenses                                 0.77% 4
------------------------------------------------------------------------
Total Fund Operating and Indirect                                 1.29% 4
Expenses
------------------------------------------------------------------------

1 The Adviser waived its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:


                                          ADVISORY        TOTAL
  FUND                                      FEES         EXPENSES
  Aggressive Allocation Fund                0.00%         0.88%
  Conservative Allocation Fund              0.00%         0.70%



   The Adviser expects to continue waiving its advisory fees for the Aggressive Allocation Fund and Conservative Allocation Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                          ADVISORY        TOTAL
  FUND                                      FEES         EXPENSES
  Aggressive Allocation Fund                0.00%         0.27%
  Conservative Allocation Fund              0.00%         0.27%

   These fee waivers are voluntary and may be revised or discontinued at any time.


  2Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I
   Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.
  3Other expenses for each Fund have been restated to reflect current expenses. 4Because the Aggressive Allocation Fund and Conservative Allocation Fund
   invest in other mutual funds, your investment in these Funds is also indirectly subject to the operating expenses of those mutual funds. Such expenses have typically ranged from 0.40% to 1.29% for Class I Shares of the Underlying Armada Funds, which is the only class of shares of the Underlying Armada Funds in which the Funds invest.

   The ratios of Indirect Underlying Fund Expenses shown in the table above are based on hypothetical allocations of Fund assets to Underlying Armada Funds as follows:

                                            Aggressive          Conservative
                                          Allocation Fund     Allocation Fund
                                          ---------------     ---------------
      Large Cap Ultra Fund                      16.87%               8.33%
      Large Cap Value Fund                      25.08%              12.39%
      Small Cap Growth Fund                     18.74%               9.25%
      Small Cap Value Fund                      18.87%               9.31%
      Bond Fund                                 19.92%               0.00%
      Intermediate Bond Fund                     0.00%              59.62%
      Money Market Fund                          0.51%               1.11%

   The allocations shown above are illustrative. Actual allocations may vary, which would affect the level of indirect expenses, favorably or unfavorably, to which a Fund is subject.

   Total Fund Operating and Indirect Expenses (after fee waivers for these Funds and for the Underlying Armada Funds) during the last fiscal year were:


      Aggressive Allocation Fund                                  1.91%
      Conservative Allocation Fund                                1.51%


   Total Fund Operating and Indirect Expenses (after fee waivers for these Funds and for the Underlying Armada Funds) for the current fiscal year are expected to be:


      Aggressive Allocation Fund                                  1.27%
      Conservative Allocation Fund                                1.04%


For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Armada Asset Allocation Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                     1 YEAR     3 YEARS     5 YEARS     10 YEARS
                                     ------     -------     -------     --------

AGGRESSIVE ALLOCATION FUND*         $158          $490        $845       $1,845
BALANCED ALLOCATION FUND             102           318         552        1,225
CONSERVATIVE ALLOCATION FUND*        135           421         729        1,601


* The examples for the Armada Aggressive Allocation Fund and Armada Conservative Allocation Fund are based on total annual operating expenses for the Funds plus estimated indirect expenses of the Underlying Armada Funds. Actual expenses will vary depending upon the allocation of a Fund's assets among the various Underlying Armada Funds.

FIXED INCOME FUNDS

ARMADA BOND FUND

FUND SUMMARY

INVESTMENT GOAL                      Current income as well as preservation of
                                     capital

PRINCIPAL INVESTMENT STRATEGY        Investing in a diversified portfolio of
                                     investment grade fixed income securities, which maintains a dollar-weighted average maturity of between four and twelve years

PRINCIPAL RISKS                      Market risk, interest rate risk, prepayment
                                     /extension risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Bond Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including but not limited to obligations of corporate and U.S. government issuers and mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include U.S. Treasury obligations and obligations of certain U.S. government agencies or instrumentalities, such as securities issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.


If a security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains a dollar-weighted average maturity of between four and twelve years.


Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 9, 2000 represents performance of the Parkstone Bond Fund which was reorganized into the Armada Bond Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002
9.77%         -3.52%      18.06%     3.47%       9.22%       7.58%       -1.80%     7.53%       7.42%       10.11%

Best Quarter               6.17%            (6/30/95)
Worst Quarter             -2.59%            (3/31/94)



The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 3.58%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN U.S. AGGREGATE BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.


------------------------------------------------------------------------------------
CLASS I SHARES                                   1 YEAR       5 YEARS      10 YEARS
------------------------------------------------------------------------------------
Armada Bond Fund

       Returns Before Taxes                      10.11%        6.08%        6.62%

       Returns After Taxes on Distributions       8.04%        3.69%        3.92%

       Returns After Taxes on Distributions       6.15%        3.65%        3.92%
       and Sale of Fund Shares
------------------------------------------------------------------------------------
Lehman U.S. Aggregate Bond Index 1
(reflects no deduction for fees, expenses or
taxes)                                           10.25%        7.55%        7.51%
------------------------------------------------------------------------------------

1The Lehman U.S. Aggregate Bond Index is an unmanaged, fixed income, market value-weighted index that includes treasury issues, agency issues, corporate bond issues and mortgage-backed securities.


FUND FEES AND EXPENSES

See page 54 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA GNMA FUND

FUND SUMMARY

INVESTMENT GOAL                     Current income as well as preservation of
                                    capital

PRINCIPAL INVESTMENT STRATEGY       Investing in mortgage-backed securities
                                    guaranteed by the Government National
                                    Mortgage Association (GNMA)

PRINCIPAL RISKS                     Market risk, prepayment/extension risk,
                                    interest rate risk, credit risk

On February 28, 2003, the Board of Trustees of Armada approved a Plan of Reorganization (the "Plan") that provides for the reorganization of the Armada GNMA Fund (the "Fund") into the Armada U.S. Government Income Fund. Pursuant to the Plan, the shareholders of the Fund will be asked to approve the transfer of all of the assets and liabilities of the Fund to the Armada U.S. Government Income Fund in exchange for a pro rata share of each corresponding class of shares of beneficial interest of the Armada U.S. Government Income Fund. A special meeting of shareholders of the Fund is scheduled for Fall 2003 to seek shareholder approval of the Plan. If the Plan is approved by shareholders, Armada expects to complete the reorganization on or around November 24, 2003.

PRINCIPAL INVESTMENT STRATEGIES

The Armada GNMA Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in mortgage-backed securities guaranteed by GNMA. GNMA securities are backed by the full faith and credit of the U.S. government. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in mortgage-backed securities guaranteed by GNMA, which is an agency of the U.S. government established to supervise and finance certain types of mortgages. In addition to mortgage-backed securities, the Fund may invest in other types of investment grade fixed income securities such as U.S. Treasury obligations, U.S. government agency obligations, asset-backed securities and commercial paper.

In buying and selling securities for the Fund, the Adviser assesses current and projected market conditions by considering a number of factors including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors.


The Fund's dollar-weighted average portfolio maturity normally will be between three and ten years. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that mortgage-backed securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

PREPAYMENT/EXTENSION RISK. Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. Mortgage-backed securities are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase, exacerbating its decrease in market price. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments that must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of mortgage-backed securities and, therefore, to assess the volatility risk of the Fund. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002
16.15%        4.75%       9.31%      6.50%       0.91%       10.34%      7.12%      7.78%

Best Quarter               5.15%            (3/31/95)
Worst Quarter             -0.72%            (6/30/99)



The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 1.09%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN GNMA INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.



----------------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                       1 YEAR          5 YEARS       SINCE INCEPTION      DATE OF INCEPTION
----------------------------------------------------------------------------------------------------------------------------
Armada GNMA Fund                                                                                             8/10/94

       Returns Before Taxes                           7.78%           6.48%             7.39%

       Returns After Taxes on Distributions           5.61%           4.03%             4.67%

       Returns After Taxes on Distributions and       4.73%           3.95%             4.57%
       Sale of Fund Shares
----------------------------------------------------------------------------------------------------------------------------
Lehman GNMA Index 1
(reflects no deduction for fees, expenses or
taxes)                                                8.69%           7.33%             8.05%             Since 7/31/94
----------------------------------------------------------------------------------------------------------------------------

1The Lehman GNMA Index tracks GNMA issues, including single family, mobile home, midgets and graduated payments components.


FUND FEES AND EXPENSES

See page 54 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA INTERMEDIATE BOND FUND

FUND SUMMARY

INVESTMENT GOAL                      High current income as well as preservation
                                     of capital

PRINCIPAL INVESTMENT STRATEGY        Investing in investment grade fixed income
                                     securities, while maintaining a dollar-
                                     weighted average maturity of between three and ten years

PRINCIPAL RISKS                      Market risk, interest rate risk, prepayment
                                     /extension risk, credit risk, foreign risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Intermediate Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in domestic and foreign investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and governmental issuers and mortgage-backed and asset-backed securities. Corporate obligations include bonds, notes and debentures. Governmental obligations include securities issued by the U.S. government, its agencies and instrumentalities, as well as obligations of foreign governments. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.


If a security is downgraded, the Adviser will re-evaluate the holding to determine whether it is in the best interests of investors to sell. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.


Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

FOREIGN RISK. Investing in foreign countries poses additional risks since political and economic events unique to a country or region will affect those markets and their issuers. These events will not necessarily affect the U.S. economy or similar issuers located in the United States. In addition, investments in foreign countries are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of a Fund's investments. These currency movements may happen separately from and in response to events that do not otherwise affect the value of the security in the issuer's home country. These various risks will be even greater for investments in emerging market countries since political turmoil and rapid changes in economic conditions are more likely to occur in these countries.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995        1996        1997        1998       1999        2000        2001       2002
10.32%        -4.52%      15.74%      3.12%       6.94%       7.91%      -0.04%      6.78%       7.97%      9.84%

Best Quarter               5.41%            (6/30/95)
Worst Quarter             -5.22%            (3/31/94)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 3.80%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN INTERMEDIATE U.S. GOVERNMENT/CREDIT BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

  -------------------------------------------------------------------------------------------------
  CLASS I SHARES                                        1 YEAR         5 YEARS         10 YEARS
  -------------------------------------------------- -------------- --------------- ---------------
  Armada Intermediate Bond Fund

         Returns Before Taxes                          9.84%           6.44%           6.27%

         Returns After Taxes on Distributions          7.92%           4.09%           3.80%

         Returns After Taxes on Distributions and      5.99%           3.97%           3.77%
         Sale of Fund Shares
  -------------------------------------------------------------------------------------------------
  Lehman Intermediate U.S. Government/Credit Bond
  Index 1
  (reflects no deduction for fees, expenses or
  taxes)                                               9.84%           7.48%           7.08%
  -------------------------------------------------------------------------------------------------

 1The Lehman Intermediate U.S. Government/Credit Bond Index is an unmanaged index which is representative of intermediate-term bonds.


FUND FEES AND EXPENSES

See page 54 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA LIMITED MATURITY BOND FUND

FUND SUMMARY

INVESTMENT GOAL                         Current income as well as preservation
                                        of capital

PRINCIPAL INVESTMENT STRATEGY           Investing in investment grade fixed
                                        income securities,  while maintaining a
                                        dollar-weighted average maturity of
                                        between one and five years

PRINCIPAL RISKS                         Market risk, interest rate risk,
                                        prepayment/extension risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Limited Maturity Bond Fund's investment objective is to provide current income as well as preservation of capital by investing in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets plus any borrowings for investment purposes in investment grade bonds. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund invests primarily in fixed income securities of all types, including obligations of corporate and U.S. government issuers, mortgage-backed and asset-backed securities. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include U.S. Treasury obligations and obligations of certain U.S. government agencies or instrumentalities such as securities issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.


If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser considers a number of factors including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains an average dollar-weighted portfolio maturity of between one and five years.


Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002
7.69%         5.29%       6.43%      6.58%       3.20%       4.49%       9.20%      5.46%

Best Quarter               3.62%            (3/31/01)
Worst Quarter             -0.32%            (12/31/00)


The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 1.88%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE MERRILL LYNCH 1-3 YEAR U.S. CORPORATE/GOVERNMENT INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.



---------------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                         1 YEAR       5 YEARS       SINCE INCEPTION      DATE OF INCEPTION
---------------------------------------------------------------------------------------------------------------------------
Armada Limited Maturity Bond Fund                                                                        7/7/94

     Returns Before Taxes                               5.46%         5.77%             5.92%

     Returns After Taxes on Distributions               3.88%         3.53%             3.61%

     Returns After Taxes on Distributions and           3.33%         3.49%             3.58%
     Sale of Fund Shares
---------------------------------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 Year U.S. Corporate/Government
Index 1
(reflects no deduction for fees, expenses or
taxes)                                                  8.71%         6.61%             6.67%          Since 6/30/94
---------------------------------------------------------------------------------------------------------------------------

1The Merrill Lynch 1-3 year U.S. Corporate/Government Index is a market capitalization weighted index including U.S. Treasury and Agency bonds and U.S. fixed coupon investment grade corporate bonds (U.S. domestic and Yankee/global bonds). U.S. Treasury bonds must have at least $1 billion face value outstanding and agency and corporate bonds must have at least $150 million face value outstanding to be included in the index. Both total return and price returns are calculated daily. Prices are taken as of approximately 3 p.m. Eastern Time. Quality range is BBB3-AAA based on composite Moody and S&P ratings. Maturities for all bonds are greater than or equal to one year and less than three years. Floaters, Equipment Trust Certificates, and Title 11 securities are excluded.

FUND FEES AND EXPENSES

See page 54 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA TOTAL RETURN ADVANTAGE FUND

FUND SUMMARY

INVESTMENT GOAL                       Current income as well as preservation
                                      of capital

PRINCIPAL INVESTMENT STRATEGY         Investing in investment grade fixed income
                                      securities, while maintaining an average dollar-weighted maturity of between four and twelve years

PRINCIPAL RISKS                       Market risk, credit risk, interest rate
                                      risk, prepayment/extension risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Total Return Advantage Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in a portfolio of investment grade fixed income securities. The investment objective may be changed without a shareholder vote.

Under normal circumstances, the Fund invests at least 80% of the value of its net assets in investment grade debt securities. The Fund invests primarily in fixed income securities of all types, including asset-backed securities and mortgage-backed securities and obligations of corporate and U.S. government issuers. Corporate obligations may include bonds, notes and debentures. U.S. government securities may include U.S. Treasury obligations and obligations of certain U.S. government agencies or instrumentalities such as securities issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation. Investment grade fixed income securities are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality.

If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. In buying and selling securities for the Fund, the Adviser uses a number of strategies, including duration/maturity management, sector allocation and individual security selection. The Fund may invest up to 15% of its assets in fixed income securities that are unrated or rated below investment grade, sometimes known as "junk bonds." The Fund does not intend to invest in junk bonds rated by Standard & Poor's, at the time of purchase, below C or that are of equivalent quality as determined by the Adviser. If a security is downgraded below C or the equivalent, the Adviser will reevaluate whether continuing to hold the security is in the best interest of the shareholders.


The Fund normally maintains an average dollar-weighted maturity of between four and twelve years.

Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa, and the volatility of lower rated securities is even greater than that of higher rated securities. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the full faith and credit of the United States, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources. Junk bonds involve greater risks of default or downgrade and are more volatile than investment grade securities.

Junk bonds involve greater risk of price declines than investment grade securities due to actual or perceived changes in an issuer's creditworthiness. In addition, issuers of junk bonds may be more susceptible than other issuers to economic downturns. Junk bonds are subject to the risk that the issuer may not be able to pay interest or dividends on a timely basis and ultimately to repay principal upon maturity. Discontinuation of these payments could substantially adversely affect the market value of the security.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002
19.18%        3.11%       8.91%      9.05%       -2.95%      12.38%      7.28%      11.09%

Best Quarter               6.90%            (6/30/95)
Worst Quarter             -2.52%            (3/31/96)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 5.16%.

THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN U.S. GOVERNMENT/CREDIT BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.



------------------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                          1 YEAR        5 YEARS      SINCE INCEPTION       DATE OF INCEPTION
------------------------------------------------------------------------------------------------------------------------------
Armada Total Return Advantage Fund                                                                         7/7/94

       Returns Before Taxes                             11.09%         7.23%            7.92%

       Returns After Taxes on Distributions              8.59%         4.71%            5.06%

       Returns After Taxes on Distributions and          6.89%         4.54%            4.92%
       Sale of Fund Shares
------------------------------------------------------------------------------------------------------------------------------
Lehman U.S. Government/Credit Bond Index 1
(reflects no deduction for fees, expenses or taxes)      9.84%         7.48%            7.64%             Since 6/30/94
------------------------------------------------------------------------------------------------------------------------------

1The Lehman U.S. Government/Credit Bond Index is a widely recognized index of government and corporate debt securities rated investment grade or better, with maturities of at least one year.


FUND FEES AND EXPENSES

See page 54 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA ULTRA SHORT BOND FUND
         (FORMERLY KNOWN AS THE "ARMADA SHORT DURATION BOND FUND")

FUND SUMMARY

INVESTMENT GOAL                    High current income while preserving capital

PRINCIPAL INVESTMENT STRATEGY      Investing in high-quality fixed income
                                   securities with an average maturity of 9 to 15 months

PRINCIPAL RISKS                    Market risk, credit risk, interest rate risk,
                                   prepayment/extension risk

PRINCIPAL INVESTMENT STRATEGIES

The Ultra Short Bond Fund's investment objective is to obtain high current income while preserving capital. The investment objective may be changed without a shareholder vote.

Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in debt securities, primarily U.S. government securities, corporate bonds, asset-backed securities and mortgage-backed securities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund normally intends to maintain an average portfolio duration of 0.8 to 1.2 years. Duration measures price volatility by estimating the change in price of a debt security in response to changes in interest rates. For example, with a rise of 1% in interest rates, a bond's value may be expected to fall approximately 1% for each year of its duration. Thus the higher the Fund's duration, the more volatile the price of its shares will be. The Adviser may adjust the Fund's average duration within the 0.8 to 1.2 year range to take advantage of expected changes in interest rates.

In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Adviser will primarily seek to add value by emphasizing market sectors and individual securities that, based on historical yield relationships, represent an attractive valuation. Normally, all securities purchased by the Fund will be rated investment grade at the time of purchase, or be of comparable quality if unrated. If a security is downgraded, the Adviser will reevaluate the holding to determine whether it is in the interests of investors to sell.

Due to its investment strategy, the Fund will buy and sell securities frequently. In some instances this may increase transaction costs and capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa.

The Fund is also subject to the risk that investment grade fixed income securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

There is no performance information for the Fund because it had not completed a full calendar year of investment operations as of December 31, 2002.

FUND FEES AND EXPENSES

See page 54 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA U.S. GOVERNMENT INCOME FUND

FUND SUMMARY

INVESTMENT GOAL                      Current income as well as preservation of
                                     capital

PRINCIPAL INVESTMENT STRATEGY        Investing in mortgage-related securities
                                     issued or guaranteed by the U.S. government

PRINCIPAL RISKS                      Market risk, interest rate risk, prepayment
                                     /extension risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada U.S. Government Income Fund's investment objective is to provide current income as well as preservation of capital by investing primarily in U.S. government securities. The investment objective may be changed without a shareholder vote.


Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The types of U.S. government securities include mortgage-related securities, and Treasury bills, notes and bonds. The Fund may invest the portion of its assets not subject to the 80% requirement stated above in other types of investments, including securities issued by non-governmental issuers, such as mortgage-related debt securities, asset-backed debt securities, commercial paper and preferred stock. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.


Due to its investment strategy, the Fund may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that U.S. government securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

PREPAYMENT/EXTENSION RISK. The mortgages underlying mortgage-backed securities may be paid off early, which makes it difficult to determine their actual maturity and therefore calculate how they will respond to changes in interest rates. The Fund may have to reinvest prepaid amounts at lower interest rates. This risk of prepayment is an additional risk of mortgage-backed securities. This risk also exists for other asset-backed securities, although generally to a lesser degree.

Debt extension risk is the risk that an issuer will pay principal on an obligation held by the Fund (such as an asset-backed or mortgage-backed security) later than expected. This may happen during a period of rising interest rates. Under these circumstances, the value of the obligation will decrease and the Fund will suffer from the inability to invest in higher yielding securities.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies and instrumentalities are backed by the U.S. Treasury, while others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone U.S. Government Income Fund which was reorganized into the Armada U.S. Government Income Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002
7.48%         -0.55%      13.77%     4.70%       8.11%       7.08%       1.23%      10.30%      7.61%       8.19%

Best Quarter               3.94%            (6/30/95)
Worst Quarter             -1.06%            (3/31/94)



The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 1.43%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN MORTGAGE-BACKED SECURITIES INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.



-------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                               1 YEAR           5 YEARS         10 YEARS
-------------------------------------------------------------------------------------------------------------
Armada U.S. Government Income Fund

       Returns Before Taxes                                  8.19%             6.84%            6.72%

       Returns After Taxes on Distributions                  6.07%             4.39%            3.87%

       Returns After Taxes on Distributions and              4.98%             4.24%            3.90%
       Sale of Fund Shares
-------------------------------------------------------------------------------------------------------------
Lehman Mortgage-Backed Securities Index 1                    8.75%             7.34%            7.32%
(reflects no deduction for fees, expenses or taxes)
-------------------------------------------------------------------------------------------------------------

1The Lehman Mortgage-Backed Securities Index is a widely-recognized index of mortgage-backed securities issued by GNMA, FHLMC, and Fannie Mae. All securities in the index are rated AAA, with maturities of at least one year.


FUND FEES AND EXPENSES

See page 54 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                                 BOND FUND                         GNMA FUND
Investment Advisory Fees                            0.55%                            0.55%
---------------------------------------------------------------------------------------------------------
Distribution
(12b-1) Fees 1                                      0.05%                            0.05%
---------------------------------------------------------------------------------------------------------
Other Expenses 2                                    0.13%                            0.17%
---------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                  0.73%                            0.77%
---------------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                           INTERMEDIATE BOND FUND          LIMITED MATURITY BOND FUND
Investment Advisory Fees 3                         0.55%                             0.45%
---------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees 1                        0.05%                             0.05%
---------------------------------------------------------------------------------------------------------
Other Expenses                                     0.13%                             0.14% 2
---------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 3                               0.73%                             0.64%
---------------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                           TOTAL RETURN ADVANTAGE           ULTRA SHORT BOND FUND
                                                   FUND
Investment Advisory Fees 3                         0.55%                             0.40%
---------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fees 1                        0.05%                             0.02%
---------------------------------------------------------------------------------------------------------
Other Expenses                                     0.14%                             0.13%
---------------------------------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses 3                               0.74%                             0.55%
---------------------------------------------------------------------------------------------------------


ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                        U.S. GOVERNMENT INCOME FUND
Investment Advisory Fees                            0.55%
-----------------------------------------------------------------------
Distribution
(12b-1) Fees 1                                      0.05%
-----------------------------------------------------------------------
Other Expenses 2                                    0.17%
-----------------------------------------------------------------------
Total Annual Fund
Operating Expenses                                  0.77%
-----------------------------------------------------------------------

  1Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I
   Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% (0.02% for the Ultra Short Bond Fund) during the current fiscal year.
  2Other expenses for certain Funds have been restated to reflect current expenses.
  3The Adviser waived a portion of its advisory fees for certain Funds during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:



                                          ADVISORY        TOTAL
  FUND                                      FEES        EXPENSES
  Intermediate Bond Fund                    0.40%         0.58%
  Limited Maturity Fund                     0.35%         0.54%
  Total Return Advantage Fund               0.40%         0.58%
  Ultra Short Bond Fund                     0.10%         0.26%


  The Adviser expects to continue waiving a portion of its advisory fees for these Funds during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                          ADVISORY        TOTAL
  FUND                                      FEES        EXPENSES
  Intermediate Bond Fund                    0.40%         0.58%
  Limited Maturity Fund                     0.35%         0.54%
  Total Return Advantage Fund               0.40%         0.59%
  Ultra Short Bond Fund                     0.20%         0.35%

  These fee waivers are voluntary and may be revised or discontinued at any time.



For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Armada Fixed Income Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                   1 YEAR     3 YEARS      5 YEARS     10 YEARS
                                   ------     -------      -------     --------

BOND FUND                          $75          $233          $406        $906
GNMA FUND                          $79          $246          $428        $954
INTERMEDIATE BOND FUND             $75          $233          $406        $906
LIMITED MATURITY BOND FUND         $65          $205          $357        $798
TOTAL RETURN ADVANTAGE FUND        $76          $237          $411        $918
ULTRA SHORT BOND FUND              $56          $176          $307        $689
U.S. GOVERNMENT INCOME FUND        $79          $246          $428        $954

TAX FREE BOND FUNDS

ARMADA MICHIGAN MUNICIPAL BOND FUND

FUND SUMMARY

INVESTMENT GOAL                        Current income exempt from federal income
                                       tax and, to the extent possible, from
                                       Michigan personal income tax, as is
                                       consistent with conservation of capital

PRINCIPAL INVESTMENT STRATEGY          Investing in municipal obligations that
                                       pay interest that is exempt from federal and Michigan state income taxes

PRINCIPAL RISKS                        Market risk, interest rate risk, credit
                                       risk, single state risk, non-
                                       diversification risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Michigan Municipal Bond Fund's investment objective is to provide current income exempt from federal income tax and, to the extent possible, from Michigan personal income tax, as is consistent with conservation of capital. Such income may be subject to the federal alternative minimum tax when received by certain shareholders. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in debt securities issued by or on behalf of the State of Michigan, its political subdivisions and its agencies and instrumentalities that generate income exempt from federal and Michigan state income taxes, but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax (Michigan municipal bonds). As a matter of fundamental policy, the Fund normally invests at least 80% of the value of its net assets plus any borrowings for investment purposes in Michigan municipal bonds. The Fund also invests in municipal securities issued by or on behalf of territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities.

Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends will generally be subject to state and local income taxes for any shareholders who are not Michigan residents.

In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities. The Fund invests in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of its shareholders. The Fund normally will maintain a dollar-weighted average portfolio maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Michigan municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Michigan makes the Fund susceptible to economic, political and regulatory events that affect Michigan.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

Performance information before June 10, 2000 represents performance of the Parkstone Michigan Municipal Bond Fund which was reorganized into the Armada Michigan Municipal Bond Fund on that date.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002
9.74%         -2.86%      13.63%     3.03%       7.19%       5.00%       -1.34%     8.90%       4.62%       8.33%

Best Quarter               5.25%    (3/31/95)
Worst Quarter             -3.28%    (3/31/94)


The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 3.15%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.



  ---------------------------------------------------------------------------------------------
  CLASS I SHARES                                        1 YEAR        5 YEARS       10 YEARS
  ---------------------------------------------------------------------------------------------
  Armada Michigan Municipal Bond Fund

       Returns Before Taxes                             8.33%          5.04%         5.51%

       Returns After Taxes on Distributions             8.27%          4.99%         5.43%

       Returns After Taxes on Distributions and         6.90%          4.91%         5.33%
       Sale of Fund Shares
  ---------------------------------------------------------------------------------------------
  Lehman 7-Year Municipal Bond Index 1
  (reflects no deduction for fees, expenses or
  taxes)                                               10.35%          6.07%         6.34%
  ---------------------------------------------------------------------------------------------

1The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.


FUND FEES AND EXPENSES

See page 64 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA NATIONAL TAX EXEMPT BOND FUND

FUND SUMMARY

INVESTMENT GOAL                     Current income exempt from federal income
                                    tax as is consistent with conservation of capital

PRINCIPAL INVESTMENT STRATEGY       Investing in municipal obligations that pay
                                    interest that is exempt from federal income tax

PRINCIPAL RISKS                     Market risk, interest rate risk, credit risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada National Tax Exempt Bond Fund's investment objective is to provide current income exempt from federal income tax as is consistent with conservation of capital. The investment objective may be changed without a shareholder vote.

As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in bonds that generate income exempt from federal income tax (including the federal alternative minimum tax). Fund dividends may be taxable for state and local income tax purposes. Also, some Fund dividends may be taxable for federal income tax purposes, such as those derived from occasional taxable investments and distributions of short and long-term capital gains.

The Fund invests in a variety of municipal debt securities issued by or on behalf of states, territories and possessions of the United States, the District of Columbia and their political subdivisions, agencies, instrumentalities and authorities. In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund primarily invests in investment grade securities. Investment grade municipal securities are those rated in one of the four highest rating categories as determined by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain a dollar-weighted average effective maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The performance of Class I Shares of the Armada National Tax Exempt Bond Fund for the period prior to April 9, 1998 is represented by the performance of a common trust fund which operated prior to the effectiveness of the registration statement of the National Tax Exempt Bond Fund. The common trust fund was advised by National City Bank, an affiliate of the Adviser. At the time of the National Tax Exempt Bond Fund's inception as a registered mutual fund, the common trust fund was operated using materially equivalent investment objectives, policies, guidelines and restrictions as those of the Fund. In connection with the National Tax Exempt Bond Fund's commencement of operations as a registered mutual fund, the common trust fund transferred its assets to the Fund. At the time of the transfer, the Adviser did not manage any other collective investment or common trust funds using materially equivalent investment objectives, policies, guidelines and restrictions to those of the National Tax Exempt Bond Fund.

The common trust fund was not open to the public generally, or registered under the Investment Company Act of 1940 (the "1940 Act"), or subject to certain restrictions that are imposed by the 1940 Act and the Internal Revenue Code. If the common trust fund had been registered under the 1940 Act, performance may have been adversely affected. Performance quotations of the common trust fund represent past performance of the common trust fund, which are separate and distinct from the National Tax Exempt Bond Fund, do not represent past performance of the Fund, and should not be considered as representative of future results of the Fund.

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002
11.76%        -4.58%      14.05%     -1.07%      6.57%       5.95%       -1.12%     8.99%       4.52%       8.54%

Best Quarter               5.44%    (3/31/95)
Worst Quarter             -4.13%    (3/31/94)



The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 2.97%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX. AFTER-TAX RETURNS ARE SHOWN ONLY SINCE THE FUND COMMENCED OPERATIONS AS A REGISTERED MUTUAL FUND. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.

--------------------------------------------------------------------------------------------------------------------------
                                                                                                           DATE OF
                                                                                SINCE COMMENCEMENT     COMMENCEMENT AS
CLASS I SHARES                             1 YEAR      5 YEARS     10 YEARS     AS REGISTERED FUND     REGISTERED FUND
--------------------------------------------------------------------------------------------------------------------------
Armada National Tax Exempt Bond Fund                                                                        4/9/98

    Returns Before Taxes                   8.54%        5.31% 1      5.21% 1            5.40%

    Returns After Taxes on
    Distributions                          8.54%         N/A 2        N/A 2             5.38%

    Returns After Taxes on
    Distributions and Sale of Fund         6.86%         N/A 2        N/A 2             5.19%
    Shares
--------------------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 3
(reflects no deduction for fees,
expenses or taxes)                        10.35%        6.07%        6.34%              6.15%            Since 3/31/98
--------------------------------------------------------------------------------------------------------------------------

1Performance for periods prior to the Fund's commencement of operations as a registered mutual fund reflects performance of the predecessor common trust fund described above.
2After-tax returns for periods prior to commencement of operations as a registered mutual fund are not available.

3The Lehman 7-Year Municipal Bond Index is a broad based total return index.
 The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.


FUND FEES AND EXPENSES

See page 64 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA OHIO TAX EXEMPT BOND FUND

FUND SUMMARY

INVESTMENT GOAL                            Current income exempt from federal
                                           income tax and, to the extent
                                           possible, Ohio personal income taxes,
                                           consistent with conservation of
                                           capital

PRINCIPAL INVESTMENT STRATEGY              Investing in municipal obligations
                                           that pay interest that is exempt
                                           from federal income and Ohio
                                           personal income taxes

PRINCIPAL RISKS                            Market risk, interest rate risk,
                                           credit risk, single state risk,
                                           non-diversification risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Ohio Tax Exempt Bond Fund's investment objective is to provide current income exempt from federal income tax and, to the extent possible, from Ohio personal income tax, as is consistent with the conservation of capital. The investment objective may be changed without a shareholder vote.

As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in debt securities issued by the State of Ohio, its political subdivisions and their agencies and instrumentalities that generate income exempt from federal income taxes (including the federal alternative minimum tax) and Ohio personal income taxes (Ohio municipal bonds). Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends may be subject to state and local income taxes for any shareholders who are not Ohio residents. In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund invests primarily in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain an average weighted effective maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Ohio municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Ohio makes the Fund susceptible to economic, political and regulatory events that affect Ohio.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1993          1994        1995       1996        1997        1998        1999       2000        2001        2002
10.14%        -4.27%      13.44%     3.93%       7.24%       5.44%       -1.11%     8.77%       4.46%       8.79%

Best Quarter               5.13%            (3/31/95)
Worst Quarter             -4.88%            (3/31/94)

The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 2.88%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS.


 --------------------------------------------------------------------------------------------
 CLASS I SHARES                                      1 YEAR       5 YEARS        10 YEARS
 --------------------------------------------------------------------------------------------
 Armada Ohio Tax Exempt Bond Fund

        Returns Before Taxes                         8.79%          5.21%          5.56%

        Returns After Taxes on Distributions         8.79%          5.20%          5.55%

        Returns After Taxes on Distributions         7.04%          5.06%          5.41%
        and Sale of Fund Shares
 --------------------------------------------------------------------------------------------
 Lehman 7-Year Municipal Bond Index 1
 (reflects no deduction for fees, expenses or
 taxes)                                             10.35%          6.07%          6.34%
 --------------------------------------------------------------------------------------------

1The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 64 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

ARMADA PENNSYLVANIA MUNICIPAL BOND FUND

FUND SUMMARY

INVESTMENT GOAL                          Current income exempt from both regular
                                         federal income tax and, to the extent
                                         possible, Pennsylvania personal income
                                         tax as is consistent with conservation
                                         of capital

PRINCIPAL INVESTMENT STRATEGY            Investing in municipal obligations that
                                         pay interest that is exempt from
                                         federal income and Pennsylvania
                                         personal income taxes

PRINCIPAL RISKS                          Market risk, interest rate risk, credit
                                         risk, single state risk, non-
                                         diversification risk

PRINCIPAL INVESTMENT STRATEGIES

The Armada Pennsylvania Municipal Bond Fund's investment objective is to provide current income exempt from regular federal income tax and, to the extent possible, from Pennsylvania personal income tax as is consistent with conservation of capital. The investment objective may be changed without a shareholder vote.

The Fund invests primarily in debt securities issued by or on behalf of the Commonwealth of Pennsylvania, its political subdivisions and its agencies and instrumentalities that generate income exempt from federal income and Pennsylvania personal income taxes, but may be treated as a preference item for individuals for purposes of the federal alternative minimum tax (Pennsylvania municipal bonds). As a matter of fundamental policy, the Fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in Pennsylvania municipal bonds.

Some Fund dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Also, Fund dividends may be subject to state and local income taxes for any shareholders who are not Pennsylvania residents.

In selecting securities for the Fund to buy and sell, the Adviser considers each security's yield and total return potential relative to other available municipal securities.

The Fund primarily invests in investment grade securities, which are those rated in one of the four highest rating categories by a major rating agency, or determined by the Adviser to be of equivalent quality. If a security is downgraded, the Adviser will re-evaluate whether continuing to hold the security is in the best interest of shareholders. The Fund normally will maintain an average weighted portfolio maturity of between three and ten years.

PRINCIPAL RISKS OF INVESTING

MARKET RISK. A fixed income security is designed to provide a fixed rate of interest for the term of the security and return the principal value at maturity. The prices of fixed income securities respond to economic developments, particularly interest rate changes, as well as to perceptions about the creditworthiness of individual issuers, including governments. Generally, fixed income securities will decrease in value if interest rates rise and vice versa. Also, longer-term securities are generally more volatile, so the average maturity or duration of these securities affects risk.

The Fund is also subject to the risk that Pennsylvania municipal securities may underperform other segments of the fixed income markets or the fixed income markets as a whole.

INTEREST RATE RISK. An investment in the Fund is subject to interest rate risk, which is the possibility that the Fund's yield will decline due to falling interest rates.

CREDIT RISK. There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes in the financial condition or credit rating of municipal issuers also may adversely affect the value of the Fund's securities.

SINGLE STATE RISK. The Fund's focus on investments in securities of issuers located in Pennsylvania makes the Fund susceptible to economic, political and regulatory events that affect Pennsylvania.

NON-DIVERSIFICATION RISK. The Fund is non-diversified, which means that it may invest in the securities of relatively few issuers. As a result, the Fund may be more susceptible than a diversified fund to a single adverse economic or political and regulatory occurrence affecting one or more of these issuers, and may experience increased volatility due to its investments in those securities.

For additional information about risks, see "More Information About Principal Investment Strategies."

PERFORMANCE INFORMATION

The bar chart and the performance table below illustrate the volatility of an investment in the Fund. Of course, the Fund's past performance (before and after taxes) does not necessarily indicate how the Fund will perform in the future.

This bar chart shows changes in the performance of the Fund's Class I Shares from year to year.

CALENDAR YEAR TOTAL RETURNS
1995          1996        1997       1998        1999        2000        2001       2002
9.93%         3.91%       6.94%      5.62%       -0.96%      8.77%       4.44%      8.20%

Best Quarter                3.86%           (9/30/02)
Worst Quarter              -1.83%           (6/30/99)



The Fund's year-to-date total return for Class I Shares through June 30, 2003 was 3.14%.


THIS TABLE COMPARES THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR CLASS I SHARES FOR THE PERIODS ENDED DECEMBER 31, 2002 TO THOSE OF THE LEHMAN 7-YEAR MUNICIPAL BOND INDEX. AFTER-TAX RETURNS ARE CALCULATED USING THE HISTORICAL HIGHEST INDIVIDUAL FEDERAL MARGINAL INCOME TAX RATES AND DO NOT REFLECT THE IMPACT OF STATE AND LOCAL TAXES. ACTUAL AFTER-TAX RETURNS DEPEND ON AN INVESTOR'S TAX SITUATION AND MAY DIFFER FROM THOSE SHOWN. AFTER-TAX RETURNS SHOWN ARE NOT RELEVANT TO INVESTORS WHO HOLD THEIR FUND SHARES THROUGH TAX-DEFERRED ARRANGEMENTS, SUCH AS 401(K) PLANS OR INDIVIDUAL RETIREMENT ACCOUNTS. IN SOME CASES RETURNS AFTER TAXES ON DISTRIBUTIONS AND SALE OF FUND SHARES MAY BE HIGHER THAN RETURNS BEFORE TAXES BECAUSE THE CALCULATIONS ASSUME THAT THE INVESTOR RECEIVED A TAX DEDUCTION FOR ANY LOSS INCURRED ON THE SALE OF SHARES.



------------------------------------------------------------------------------------------------------------------------------
CLASS I SHARES                                            1 YEAR            5 YEARS       SINCE INCEPTION   DATE OF INCEPTION
------------------------------------------------------------------------------------------------------------------------------
Armada Pennsylvania Municipal Bond Fund                                                                          8/10/94

     Returns Before Taxes                                  8.20%             5.16%             5.45%

     Returns After Taxes on Distributions                  8.20%             5.14%             5.42%

     Returns After Taxes on Distributions and Sale         6.68%             5.02%             5.27%
     of Fund Shares
------------------------------------------------------------------------------------------------------------------------------
Lehman 7-Year Municipal Bond Index 1
(reflects no deduction for fees, expenses or taxes)       10.35%             6.07%             6.49%          Since 7/31/94
------------------------------------------------------------------------------------------------------------------------------

1The Lehman 7-Year Municipal Bond Index is a broad based total return index. The bonds are investment grade, fixed rate with maturities of 7-8 years and are selected from issues larger than $50 million dated since January 1984.

FUND FEES AND EXPENSES

See page 64 for a description of the fees and expenses that you may pay if you buy and hold Fund shares.

FUND FEES AND EXPENSES

This table describes the fees and expenses that you may pay if you buy and hold Fund shares.

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                  MICHIGAN MUNICIPAL    NATIONAL TAX EXEMPT BOND
                                       BOND FUND                  FUND
Investment Advisory Fees 1               0.55%                    0.55%
--------------------------------------------------------------------------------
Distribution
(12b-1) Fees 2                           0.05%                    0.05%
--------------------------------------------------------------------------------
Other Expenses 3                         0.14%                    0.14%
--------------------------------------------------------------------------------
Total Annual Fund                        0.74%                    0.74%
Operating Expenses 1
--------------------------------------------------------------------------------

ANNUAL FUND OPERATING EXPENSES
(EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS)


                                  OHIO TAX EXEMPT         PENNSYLVANIA MUNICIPAL
                                     BOND FUND                   BOND FUND
Investment Advisory Fees 1               0.55%                    0.55%
--------------------------------------------------------------------------------
Distribution                             0.05%                    0.05%
(12b-1) Fees 2
--------------------------------------------------------------------------------
Other Expenses 3                         0.15%                    0.16%
--------------------------------------------------------------------------------
Total Annual Fund                        0.75%                    0.76%
Operating Expenses 1
--------------------------------------------------------------------------------

1 The Adviser waived a portion of its advisory fees for each Fund during the last fiscal year. After these fee waivers, each Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:



                                             ADVISORY           TOTAL
  FUND                                         FEES           EXPENSES
  Michigan Municipal Bond Fund                0.40%             0.60%
  National Tax Exempt Bond Fund               0.40%             0.60%
  Ohio Tax Exempt Bond Fund                   0.40%             0.60%
  Pennsylvania Municipal Bond Fund            0.40%             0.65%


   The Adviser expects to continue waiving a portion of its advisory fees for the Funds during the current fiscal year. After these fee waivers, each Fund's Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                              ADVISORY          TOTAL
  FUND                                          FEES          EXPENSES
  Michigan Municipal Bond Fund                 0.40%            0.59%
  National Tax Exempt Bond Fund                0.40%            0.59%
  Ohio Tax Exempt Bond Fund                    0.40%            0.60%
  Pennsylvania Municipal Bond Fund             0.40%            0.61%

  These fee waivers are voluntary and may be revised or discontinued at any time.


2Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I
 Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% during the current fiscal year.
3Other Expenses for each Fund have been restated to reflect current expenses.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

EXAMPLES

These Examples are intended to help you compare the cost of investing in Armada Tax Free Bond Funds with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in a Fund for the time periods indicated and that you sell your shares at the end of the periods.

The Examples also assume that each year your investment has a 5% return, Fund expenses remain the same and you reinvest all dividends and distributions. Although your actual costs and returns might be different, your approximate costs of investing $10,000 in the Funds would be:

                                       1 YEAR    3 YEARS     5 YEARS    10 YEARS
                                       ------    -------     -------    --------

MICHIGAN MUNICIPAL BOND FUND             $76       $237         $411       $918
NATIONAL TAX EXEMPT BOND FUND            $76       $237         $411       $918
OHIO TAX EXEMPT BOND FUND                $77       $240         $417       $930
PENNSYLVANIA MUNICIPAL BOND FUND         $78       $243         $422       $942

MORE INFORMATION ABOUT PRINCIPAL INVESTMENT STRATEGIES

This section provides additional information about the principal investment strategies used by the Funds and the related risks. Our Statement of Additional Information contains more information about the particular types of securities in which the Funds invest. The Aggressive Allocation and Conservative Allocation Funds indirectly may be subject to the risks applicable to the Underlying Armada Funds in which they may invest (i.e., the Armada International Equity, Armada Large Cap Ultra, Armada Large Cap Value, Armada Small Cap Growth, Armada Small Cap Value, Armada Bond, Armada Intermediate Bond and Armada Money Market Funds). See "Information About the Underlying Armada Money Market Fund" on page 68 for information about the principal investment strategies and risks for the Armada Money Market Fund, which is offered for sale in a separate prospectus. The following chart indicates the specific types of investments in which each Fund primarily invests.

                                                                          High-
                                                   Fixed                  Yield                   Asset-    Mortgage-
                            Equity   Convertable   Income   Government Lower Rated  Municipal     Backed     Backed      Foriegn
                          Securities Securities  Securities Securities  Securities  Securities  Securities  Securities  Securities
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA INTERNATIONAL     X                                                                                               X
    EQUITY FUND
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LARGE CAP CORE
    EQUITY FUND              X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LARGE CAP
    GROWTH FUND              X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LARGE CAP ULTRA
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LARGE CAP VALUE
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA MID CAP GROWTH
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA S&P 500 INDEX
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA SMALL CAP CORE
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA SMALL CAP
    GROWTH FUND              X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA SMALL CAP VALUE
    FUND                     X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA SMALL/MID CAP
    VALUE FUND               X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA TAX MANAGED
    EQUITY FUND              X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA AGGRESSIVE
    ALLOCATION FUND          X                        X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA BALANCED
    ALLOCATION FUND          X             X          X          X                                    X           X          X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA CONSERVATIVE
    ALLOCATION FUND          X                        X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA BOND FUND                                  X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------

                                     - 101 -

                                                                          High-
                                                   Fixed                  Yield                   Asset-    Mortgage-
                            Equity   Convertable   Income   Government Lower Rated  Municipal     Backed     Backed      Foriegn
                          Securities Securities  Securities Securities  Securities  Securities  Securities  Securities  Securities
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA GNMA FUND                                  X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA INTERMEDIATE                               X          X                                    X           X          X
    BOND FUND
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA LIMITED
    MATURITY BOND FUND                                X          X                                    X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA TOTAL RETURN
    ADVANTAGE FUND                                    X          X            X                       X           X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA ULTRA SHORT                                X          X                                    X           X
    BOND FUND
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA U.S. GOVERNMENT                            X          X                                    X           X
    INCOME FUND
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA MICHIGAN
    MUNICIPAL BOND FUND                               X                                   X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA NATIONAL TAX
    EXEMPT BOND FUND                                  X                                   X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA OHIO TAX EXEMPT
    BOND FUND                                         X                                   X
    ------------------------------------------------------------------------------------------------------------------------------
    ARMADA PENNSYLVANIA                               X                                   X
    MUNICIPAL BOND
    FUND
    ------------------------------------------------------------------------------------------------------------------------------

EQUITY SECURITIES
Equity securities include publicly and privately issued equity securities, common and preferred stocks, warrants, rights to subscribe to common stock and convertible securities, as well as instruments that attempt to track the price movement of equity indices. Investments in equity securities and equity derivatives in general are subject to market risks that may cause their prices to fluctuate over time. The value of securities convertible into equity securities, such as warrants or convertible debt, is also affected by prevailing interest rates, the credit quality of the issuer and any call provision. Fluctuations in the value of equity securities in which a mutual fund invests will cause a fund's net asset value to fluctuate. An investment in a portfolio of equity securities may be more suitable for long-term investors who can bear the risk of these share price fluctuations. Although the Equity Funds may from time to time invest in the various types of equity securities discussed in this paragraph, the only equity securities invested in as a principal investment strategy are common stocks.

CONVERTIBLE SECURITIES
Convertible securities have characteristics of both fixed income and equity securities. The value of a convertible security tends to move with the market value of the underlying stock, but may also be affected by interest rates, credit quality of the issuer and any call provisions.

FIXED INCOME SECURITIES
The market values of fixed income investments change in response to interest rate changes and other factors. During periods of falling interest rates, the values of outstanding fixed income securities generally rise. Moreover, while securities with longer maturities tend to produce higher yields, the prices of longer maturity securities are also subject to greater market fluctuations as a result of changes in interest rates.

Some fixed income securities may be subject to call risk. During periods of falling interest rates, certain debt obligations with high interest rates may be prepaid (or "called") by the issuer prior to maturity. This may cause a Fund's average weighted maturity to fluctuate, and may require a Fund to invest the resulting proceeds at lower interest rates.

Some fixed income securities may be subject to event risk. Securities may suffer declines in credit quality and market value due to issuer restructurings or other factors. This risk should be reduced because of the diversification provided by a Fund's multiple holdings.

GOVERNMENT SECURITIES
Direct obligations of the U.S. Treasury are considered to be among the safest investments. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency's obligations; still others are supported only by the credit of the instrumentality. No assurance can be given that the U.S. government would provide financial support to U.S. government sponsored instrumentalities if it is not obligated to do so by law.

HIGH-YIELD, LOWER RATED SECURITIES (or "junk bonds") are subject to additional risks, including:
o High-yield, lower rated securities involve greater risk of default or price declines than investments in investment grade securities (e.g., securities rated BBB or higher by S&P or Baa or higher by Moody's) due to changes in the issuer's creditworthiness.
o The market for high-yield, lower rated securities may be thinner and less active, causing market price volatility and limited liquidity in the secondary market. This may limit the ability of a Fund to sell these securities at their fair market values either to meet redemption requests, or in response to changes in the economy or the financial markets.
o Market prices for high-yield, lower rated securities may be affected by investors' perception of the issuer's credit quality and the outlook for economic growth. Thus, prices for high-yield, lower rated securities may move independently of interest rates and the overall bond market.
o The market for high-yield, lower rated securities may be adversely affected by legislative and regulatory developments.




MUNICIPAL SECURITIES
There may be economic or political changes that impact the ability of municipal issuers to repay principal and to make interest payments on municipal securities. Changes to the financial condition or credit rating of municipal issuers may also adversely affect the value of a Fund's municipal securities. Constitutional or legislative limits on borrowing by municipal issuers may result in reduced supplies of municipal securities. Moreover, certain municipal securities are backed only by a municipal issuer's ability to levy and collect taxes.

In addition, a Fund's concentration of investments in issuers located in a single state makes the Fund more susceptible to adverse political or economic developments affecting that state. A Fund that concentrates its investments in a single state may be riskier than mutual funds that buy securities of issuers in numerous states.

ASSET-BACKED SECURITIES
Asset-backed securities are fixed income securities representing an interest in a pool of shorter-term loans such as automobile loans, home equity loans, equipment or computer leases or credit card receivables. The payments from the loans are passed through to the security holder. The loans underlying asset-backed securities tend to have prepayment rates that do not vary with interest rates. In addition, the short-term nature of the loans reduces the impact of any change in prepayment level. However, it is possible that prepayments will alter the cash flow on asset-backed securities and it is not possible to determine in advance the actual final maturity date or average life. Faster prepayment will shorten the average life and slower prepayment will lengthen it, affecting the price volatility of the security. However, it is possible to determine what the range of that movement could be and to calculate the effect that it will have on the price of the security.

MORTGAGE-BACKED SECURITIES
Mortgage-backed securities are fixed income securities representing an interest in a pool of underlying mortgage loans. They are sensitive to changes in interest rates, but may respond to these changes differently from other fixed income securities due to the possibility of prepayment of the underlying mortgage loans. As a result, it may not be possible to determine in advance the actual maturity date or average life of a mortgage-backed security. Rising interest rates tend to discourage refinancings, with the result that the average life and volatility of the security will increase exacerbating its decrease in market price. When interest rates fall, however, mortgage-backed securities may not gain as much in market value because of the expectation of additional mortgage prepayments that must be reinvested at lower interest rates. Prepayment risk may make it difficult to calculate the average maturity of a portfolio of mortgage-backed securities and, therefore, to assess the volatility risk of that portfolio.

FOREIGN SECURITIES
Investments in securities of foreign companies or governments can be more volatile than investments in U.S. companies or governments. Diplomatic, political, or economic developments, including nationalization or expropriation, could affect investments in foreign countries. Foreign securities markets generally have less trading volume and less liquidity than U.S. markets. In addition, the value of securities denominated in foreign currencies, and of dividends from such securities, can change significantly when foreign currencies strengthen or weaken relative to the U.S. dollar. Foreign companies or governments generally are not subject to uniform accounting, auditing, and financial reporting standards comparable to those applicable to domestic U.S. companies or governments. Transaction costs are generally higher than those in the U.S. and expenses for custodial arrangements of foreign securities may be somewhat greater than typical expenses for custodial arrangements of similar U.S. securities. Investment in sovereign debt obligations by certain Funds involves risks not present in debt obligations of corporate issuers. The issuer of debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in volatility of market prices of sovereign debt and, in turn, a Fund's net asset value, to a greater extent than the volatility inherent in debt obligations of U.S. issuers. Some foreign governments levy withholding taxes against dividend and interest income. Although in some countries a portion of these taxes is recoverable, the non-recovered portion will reduce the income received from the securities comprising the portfolio.

Investments in foreign securities denominated in foreign currencies involve additional risks, including:

o The value of a Fund's assets measured in U.S. dollars may be affected by changes in currency rates and in exchange control regulations.

o A Fund may incur substantial costs in connection with conversions between various currencies.

o A Fund may be unable to hedge against possible variations in foreign exchange rates or to hedge a specific security transaction or portfolio position.

o Only a limited market currently exists for hedging transactions relating to currencies in certain emerging markets.

THE FUND OF FUNDS STRUCTURE OF THE AGGRESSIVE ALLOCATION AND CONSERVATIVE ALLOCATION FUNDS

Each of the Aggressive Allocation and Conservative Allocation Funds is structured as a "fund of funds," which means that each Fund attempts to implement its investment strategies by investing in Underlying Armada Funds.

Each Fund has its own distinct risk and reward characteristics, investment objectives, policies and strategies. The Adviser constructs and maintains asset allocation strategies for the Funds. The degree to which a Fund is invested in the particular market segments and/or asset classes represented by the Underlying Armada Funds varies, as does the investment risk and reward potential represented by each Fund. Because of the historical lack of correlation between various asset classes, an investment in the Funds may reduce an investor's overall level of volatility. As a result, an asset allocation strategy may reduce risk.

In managing the Funds, the Adviser focuses on three key principles: asset allocation, portfolio structure, and continuous Fund management. Asset allocation across appropriate asset classes (i.e., the Underlying Armada Funds) is the central theme of Armada's investment philosophy. The Adviser seeks to reduce risk by investing in Underlying Armada Funds that are diversified within each asset class. Finally, the Adviser regularly rebalances to ensure that the appropriate mix of assets is constantly in place.

Each Fund reserves the ability to convert from the fund of funds structure in the future and to invest directly in the types of securities in which the Underlying Armada Funds invest. Shareholders will be notified in advance before the structure of a Fund is changed.

You may invest in the Underlying Armada Funds directly. By investing in the Underlying Armada Funds indirectly through the Funds, you will incur not only a proportionate share of the expenses of the Underlying Armada Funds held by the Funds, but also expenses of the Funds.

Each Underlying Armada Fund other than the Armada Money Market Fund is offered for sale by and described in this prospectus. Please see the following section for a description of the Armada Money Market Fund, which is offered for sale by a separate prospectus.

INFORMATION ABOUT THE UNDERLYING ARMADA MONEY MARKET FUND

The Armada Money Market Fund's investment objective is to provide as high a level of current income as is consistent with liquidity and stability of principal. The investment objective may be changed without a shareholder vote.

The Fund invests in a variety of high quality money market securities, including certificates of deposit and other obligations issued by domestic and foreign banks, as well as commercial paper. Foreign obligations are U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government or other entity located or organized in a foreign country that maintains a short-term foreign currency rating in the highest short-term ratings category by the requisite number of nationally recognized statistical rating organizations (NRSROs).

The Adviser also invests in securities issued or guaranteed by the U.S. government or its agencies (government obligations) and repurchase agreements collateralized by government obligations and issued by financial institutions such as banks and broker-dealers. High quality money market instruments are securities that present minimal credit risks as determined by the Adviser and generally include securities that are rated at the time of purchase by an NRSRO in the highest two rating categories for such securities, and certain securities that are not rated but are of comparable quality as determined by the Adviser.

In selecting investments for the Fund, the Adviser actively buys throughout the money market yield curve, managing maturities to meet or exceed shareholder liquidity needs while seeking the highest possible yield consistent with the Fund's risk profile.

As a money market fund, the Fund invests only in instruments with remaining maturities of 397 days or less (or in variable or floating rate obligations with maturities that may exceed 397 days if they meet certain conditions) that the Adviser believes present minimal credit risk. The Fund maintains an average weighted maturity of 90 days or less.

An investment in the Fund carries the following principal risks:

INTEREST RATE RISK. The dividend yield paid by the Fund will vary with changes in short-term interest rates.

CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. U.S. government securities are considered to be among the safest investments and historically carry minimal credit risk. However, while obligations issued by some U.S. government agencies and instrumentalities are backed by the credit of the U.S. Treasury, others are backed solely by the ability of the agency to borrow from the U.S. Treasury or by the agency's own resources.

COUNTERPARTY RISK. A repurchase agreement carries the risk that the other party may not fulfill its obligations under the agreement.

THIS TABLE SHOWS THE FUND'S AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED DECEMBER 31, 2002.

--------------------------------------------------------------------------
CLASS I SHARES                         1 YEAR    5 YEARS     10 YEARS
--------------------------------------------------------------------------
Armada Money Market Fund               1.47%      4.34%       4.47%
--------------------------------------------------------------------------

MORE INFORMATION ABOUT FUND INVESTMENTS

The principal investments and strategies described earlier in this prospectus in the "Principal Investment Strategies" section for each Fund are those that we use under normal circumstances. Each Fund (except the Aggressive Allocation and Conservative Allocation Funds) also may invest in other securities, use other strategies and engage in other investment practices. Certain of these investments and strategies are described in this section. See our Statement of Additional Information for more detail on the investments and strategies used by the Funds.


For temporary defensive purposes, to avoid losses during unusual economic, market, political or other conditions, each Fund may invest up to 100% of its assets in short-term high quality debt instruments. These instruments would not ordinarily be consistent with a Fund's principal investment strategies, and may prevent a Fund from achieving its investment objective. A Fund will do so only if the Adviser believes that the risk of loss outweighs the opportunity for achieving the Fund's investment objective.

A Fund with a policy requiring it to invest at least 80% of its net assets in particular types of securities also may temporarily deviate from such policy in other limited, appropriate circumstances, such as unusually large cash inflows or redemptions, or the temporary unavailability of a sufficient supply of such securities. The 80% investment requirement generally applies at the time a Fund purchases securities. In the event a Fund no longer meets the 80% requirement (for example, as a result of changes in the value of its portfolio holdings or other circumstances beyond its control), the Fund will make future investments in a manner that would bring the Fund into compliance with the 80% requirement.

In fulfilling the 80% investment requirement referred to in the preceding paragraph, a Fund may include in the computation synthetic instruments with economic characteristics similar to the types of securities subject to the requirement, such as derivatives or futures contracts. A derivative is an instrument that derives its value from the performance of an underlying financial asset, index or other investment. A futures contract is an agreement to buy or sell a specific amount of a commodity or financial instrument at a particular price on a specified future date. Derivatives and futures contracts are not considered to be part of a Fund's principal investment strategies. These instruments may carry greater risk than other types of securities in which the Funds invest. Derivatives and futures contracts and their related risks are discussed in detail in our Statement of Additional Information.

Each Equity Fund may invest in foreign securities. The International Equity Fund invests in foreign securities as part of its principal investment strategy. The S&P 500 Index Fund will only invest in foreign securities if they are included in the S&P 500 Composite Price Index. Each other Equity Fund may invest in foreign securities, but these Funds do not use such investments as part of their principal investment strategies.


Armada has obtained an order from the SEC that allows the Funds to use cash balances that have not been invested in portfolio securities and cash collateral from securities lending programs to purchase shares of the money market funds offered by Armada. A Fund will hold shares of money market funds only to the extent that its total investment in the money market funds does not exceed 25% of its total assets. The Aggressive Allocation and Conservative Allocation Funds' investments in money market funds offered by Armada are limited to investments in the Armada Money Market Fund, in accordance with each such Fund's investment policies.

INVESTOR PROFILES

The table below provides information concerning the type of investor who might want to invest in each of the Funds. It is meant as a general guide only. Because they use different investment strategies, the Funds carry different levels of share price volatility. TAX EXEMPT FUNDS ARE GENERALLY NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS AND THE BENEFITS OF THE TAX EXEMPTION CANNOT BE REALIZED IN A TAX-DEFERRED ACCOUNT. Please consult your financial adviser for help in deciding which Fund is right for you.

                                                EQUITY FUNDS
--------------------------------------------------------------------------------
FUND                                           MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------

International Equity Fund
                                               Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               common stocks of foreign
                                               companies
--------------------------------------------------------------------------------
Large Cap Core Equity Fund                     Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               common stocks
--------------------------------------------------------------------------------
Large Cap Growth Fund                          Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               common stocks of large cap
                                               companies
--------------------------------------------------------------------------------
Large Cap Ultra Fund                           Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               growth-oriented common stocks of
                                               large cap companies
--------------------------------------------------------------------------------
Large Cap Value Fund                           Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               value-oriented common stocks of
                                               large cap companies
--------------------------------------------------------------------------------
Mid Cap Growth Fund                            Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               growth-oriented common stocks of
                                               mid cap companies
--------------------------------------------------------------------------------
S&P 500 Index Fund                             Investors seeking returns similar
                                               to those of the S&P 500

                                                EQUITY FUNDS
--------------------------------------------------------------------------------
FUND                                           MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
                                               Composite Stock Price Index who
                                               are willing to accept the risks
                                               of investing in a fund that
                                               invests primarily in common
                                               stocks
--------------------------------------------------------------------------------
Small Cap Core Fund                            Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invest primarily in
                                               common stock of small cap
                                               companies
--------------------------------------------------------------------------------
Small Cap Growth Fund                          Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               growth-oriented common stocks of
                                               small cap companies
--------------------------------------------------------------------------------
Small Cap Value Fund                           Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               value-oriented common stocks of
                                               small cap companies
--------------------------------------------------------------------------------
Small/Mid Cap Value Fund                       Investors seeking capital
                                               appreciation who are willing to
                                               accept the risks of investing in
                                               a fund that invests primarily in
                                               value-oriented common stocks of
                                               small cap and mid cap companies
--------------------------------------------------------------------------------
Tax Managed Equity Fund                        Investors seeking capital
                                               appreciation who want to minimize
                                               the impact of taxes and who are
                                               willing to accept the risks of
                                               investing in a fund that invests
                                               primarily in common stocks
--------------------------------------------------------------------------------

                                            ASSET ALLOCATION FUNDS
--------------------------------------------------------------------------------
FUND                                           MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Aggressive Allocation Fund                     Investors seeking capital growth
                                               with the potential for above
                                               average total returns (as
                                               measured by the returns of the
                                               S&P 500 Composite Stock Price
                                               Index) who are willing to accept
                                               the risks of investing in a fund
                                               that may allocate a high
                                               percentage of its assets in
                                               Underlying Armada Funds that
                                               focus their investments in equity
                                               securities
--------------------------------------------------------------------------------
Balanced Allocation Fund                       Investors seeking broad
                                               diversification by asset class
                                               and style to manage risk and
                                               provide the potential for above
                                               average total returns (as
                                               measured by the returns of the
                                               S&P 500 Composite Stock Price
                                               Index and the Lehman U.S.
                                               Aggregate Bond Index)
--------------------------------------------------------------------------------
Conservative Allocation Fund                   Investors seeking current income
                                               with the potential for above
                                               average total returns (as
                                               measured by the returns of the
                                               Lehman U.S. Aggregate Bond Index)
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               may allocate a high percentage of
                                               its assets in Underlying Armada
                                               Funds that focus their
                                               investments in fixed income
                                               securities

                                            FIXED INCOME FUNDS
--------------------------------------------------------------------------------
FUND                                           MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------
Bond Fund                                      Investors seeking current income
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               invests primarily in fixed income
                                               securities
--------------------------------------------------------------------------------
GNMA Fund                                      Investors seeking current income
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               invests primarily in
                                               mortgage-backed securities
--------------------------------------------------------------------------------
Intermediate Bond Fund                         Investors seeking current income
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               invests primarily in intermediate
                                               term fixed income securities
--------------------------------------------------------------------------------
Limited Maturity Bond Fund                     Investors seeking current income
                                               who are seeking to minimize share
                                               price volatility relative to our
                                               other fixed income funds and who
                                               are willing to accept the risks
                                               of investing in a fund that
                                               invests primarily in shorter term
                                               fixed income securities
--------------------------------------------------------------------------------
Total Return Advantage Fund                    Investors seeking total return
                                               with less share price volatility
                                               than a fund that invests
                                               primarily in equity securities
                                               who are willing to accept the
                                               risks of investing in a fund that
                                               invests primarily in fixed income
                                               securities
--------------------------------------------------------------------------------
Ultra Short Bond Fund                          Investors seeking high current
                                               income but who desire the
                                               relative safety of investing in a
                                               fund that invests primarily in
                                               shorter term investment quality
                                               debt securities
--------------------------------------------------------------------------------
U.S. Government Income Fund                    Investors seeking current income
                                               who are interested in the lower
                                               credit risk associated with a
                                               fund that invests primarily in
                                               U.S. government fixed income
                                               securities
--------------------------------------------------------------------------------

                                            TAX-FREE BOND FUNDS
--------------------------------------------------------------------------------
FUND                                           MAY BE APPROPRIATE FOR . . .
--------------------------------------------------------------------------------

Michigan Municipal Bond Fund
                                               Investors seeking current income
                                               exempt from federal and Michigan
                                               income taxes who are willing to
                                               accept moderate share price
                                               volatility
--------------------------------------------------------------------------------
National Tax Exempt Bond Fund                  Investors seeking current income
                                               exempt from federal income tax
                                               who are willing to accept
                                               moderate share price volatility
--------------------------------------------------------------------------------
Ohio Tax Exempt Bond Fund                      Investors seeking current income
                                               exempt from federal and Ohio
                                               income taxes who are willing to
                                               accept moderate share price
                                               volatility
--------------------------------------------------------------------------------
Pennsylvania Municipal Bond Fund               Investors seeking current income
                                               exempt from federal and
                                               Pennsylvania income taxes who are
                                               willing to accept moderate share
                                               price volatility
--------------------------------------------------------------------------------

INVESTMENT ADVISER AND INVESTMENT TEAM

National City Investment Management Company, with its principal offices at 1900 East Ninth Street, Cleveland, Ohio 44114, serves as the Adviser to the Funds. As of June 30, 2003, the Adviser had approximately $28 billion in assets under management. The Adviser, including its predecessors, has been providing investment management services since 1995.

The Adviser makes investment decisions for the Funds and continuously reviews, supervises and administers each Fund's investment program.

The Board of Trustees of Armada supervises the Adviser and establishes policies that the Adviser must follow in its management activities.

The Adviser utilizes a team approach for management of the Funds. No one person is primarily responsible for making investment recommendations to the team.

The table below shows the Adviser's management teams responsible for each Fund as well as the advisory fees (after fee waivers) the Adviser received for each Fund for the fiscal period ended May 31, 2003.


--------------------------------------------------------------------------------------------------------------------
                                                                                      ADVISORY FEES PAID AS A
                                                                                       PERCENTAGE OF AVERAGE
                                                                                   NET ASSETS FOR THE FISCAL YEAR
FUND NAME                                  MANAGEMENT TEAM                               ENDED MAY 31, 2003
--------------------------------------------------------------------------------------------------------------------
                                           International Equity Investment                      1.15%
International Equity Fund                  Management Team
--------------------------------------------------------------------------------------------------------------------
                                           Core Equity Investment Management
Large Cap Core Equity Fund                 Team                                                 0.75%
--------------------------------------------------------------------------------------------------------------------
                                           Growth Equity Investment Management
Large Cap Growth Fund                      Team                                                 0.75%
--------------------------------------------------------------------------------------------------------------------
                                           Growth Equity Investment Management
Large Cap Ultra Fund                       Team                                                 0.75%
--------------------------------------------------------------------------------------------------------------------
                                           Value Equity Investment Management
Large Cap Value Fund                       Team                                                 0.75%
--------------------------------------------------------------------------------------------------------------------
                                           Growth Equity Investment Management
Mid Cap Growth Fund                        Team                                                 1.00%
--------------------------------------------------------------------------------------------------------------------
                                           Core Equity Investment Management
S&P 500 Index Fund                         Team                                                 0.20%
--------------------------------------------------------------------------------------------------------------------
                                           Core Equity Investment Management
Small Cap Core Fund                        Team                                                 1.00% 1
--------------------------------------------------------------------------------------------------------------------
                                           Growth Equity Investment Management
Small Cap Growth Fund                      Team                                                 1.00%
--------------------------------------------------------------------------------------------------------------------
                                           Value Equity Investment Management
Small Cap Value Fund                       Team                                                 1.00%
--------------------------------------------------------------------------------------------------------------------
                                           Value Equity Investment Management
Small/Mid Cap Value Fund                   Team                                                 1.00% 1
--------------------------------------------------------------------------------------------------------------------
                                           Growth Equity Investment Management
Tax Managed Equity Fund                    Team                                                 0.75%
--------------------------------------------------------------------------------------------------------------------
                                           Asset Allocation Investment                          0.00%
Aggressive Allocation Fund                 Management Team
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                                      ADVISORY FEES PAID AS A
                                                                                       PERCENTAGE OF AVERAGE
                                                                                   NET ASSETS FOR THE FISCAL YEAR
FUND NAME                                  MANAGEMENT TEAM                               ENDED MAY 31, 2003
--------------------------------------------------------------------------------------------------------------------
                                           Asset Allocation Investment                          0.75%
Balanced Allocation Fund                   Management Team
--------------------------------------------------------------------------------------------------------------------
                                           Asset Allocation Investment
Conservative Allocation Fund               Management Team                                      0.00%
--------------------------------------------------------------------------------------------------------------------
Bond Fund                                  Taxable Fixed Income Management Team                 0.55%
--------------------------------------------------------------------------------------------------------------------
GNMA Fund                                  Taxable Fixed Income Management Team                 0.55%
--------------------------------------------------------------------------------------------------------------------
Intermediate Bond Fund                     Taxable Fixed Income Management Team                 0.40%
--------------------------------------------------------------------------------------------------------------------
Limited Maturity Bond Fund                 Taxable Fixed Income Management Team                 0.35%
--------------------------------------------------------------------------------------------------------------------
Total Return Advantage Fund                Taxable Fixed Income Management Team                 0.40%
--------------------------------------------------------------------------------------------------------------------
Ultra Short Bond Fund                      Taxable Fixed Income Management Team                 0.40% 1
--------------------------------------------------------------------------------------------------------------------
U.S. Government Income Fund                Taxable Fixed Income Management Team                 0.55%
--------------------------------------------------------------------------------------------------------------------
Michigan Municipal Bond Fund               Municipal Fixed Income Team                          0.40%
--------------------------------------------------------------------------------------------------------------------
National Tax Exempt Bond Fund              Municipal Fixed Income Team                          0.40%
--------------------------------------------------------------------------------------------------------------------
Ohio Tax Exempt Bond Fund                  Municipal Fixed Income Team                          0.40%
--------------------------------------------------------------------------------------------------------------------
Pennsylvania Municipal Bond Fund           Municipal Fixed Income Team                          0.40%
--------------------------------------------------------------------------------------------------------------------

1 The Small Cap Core Fund was not in operation during the last fiscal year. The
  Small/Mid Cap Value Fund and Ultra Short Bond Fund were in operation during only a portion of the last fiscal year. The fees shown represent the contractual advisory fee rates that each of these Funds is obligated to pay the Adviser.

PURCHASING, SELLING AND EXCHANGING FUND SHARES

CLASS I SHARES HAVE NO SALES CHARGE, NO MINIMUM INITIAL INVESTMENT AND ARE ONLY AVAILABLE TO FINANCIAL INSTITUTIONS.

Class I Shares are for financial institutions investing for their own or their customers' accounts.

From time to time, the Adviser may pay from its own resources a fee to financial institutions that generate purchase orders. These fees are described in our Statement of Additional Information.


The Adviser will monitor each Fund's asset size and, subject to approval by Armada's Board of Trustees, may decide to close a Fund at any time to new investments or new accounts if the Adviser believes that an increase in the asset size of a Fund may adversely affect the implementation of the Fund's strategies. If a Fund is closed, the Fund may continue to accept additional investments from existing shareholders.

HOW TO PURCHASE FUND SHARES

                                NEW ACCOUNT SET UP                            ADDING TO AN EXISTING ACCOUNT
TELEPHONE                       Call our Investor Services Line to obtain     Call our Investor Services Line
1-800-622-FUND (3863)           an application.                               to purchase additional shares.

MAIL                            Complete an application and mail it along     Make your check payable to
                                with a check payable, in U.S. dollars, to     "Armada Funds (Fund Name)."
                                "Armada Funds (Fund Name)."                   Please include your account
                                   Armada Funds                               number on your check and mail it
                                   P.O. Box 8421                              to the address at the left.
                                   Boston, MA  02266-8421

                                For overnight delivery mail to:
                                   Boston Financial Data Services
                                   Attn:  Armada Funds
                                   66 Brooks Drive
                                   Braintree, MA  02184

                                Armada cannot accept third-party checks, starter checks, credit cards, credit card checks, cash or cash equivalents (i.e., cashier's check, bank draft, money order or travelers' check).

WIRE                            To purchase shares by wire, call              Call 1-800-622-FUND (3863) prior
                                1-800-622-FUND (3863) to set up your          to sending the wire in order to
                                account to accommodate wire transactions      obtain a confirmation number and
                                and to receive a wire control number to be    to ensure prompt and accurate
                                included in the body of the wire.  Ask your   handling of funds.  Ask your bank
                                bank to transmit immediately available        to transmit immediately available
                                funds by wire in the amount of your           funds by wire as described at the
                                purchase to:                                  left.  Please include your
                                   State Street Bank and Trust Company        account number.
                                   ABA #011000028
                                   Account 99052755 Credit Armada Funds       Armada and its transfer agent are
                                   (Account Registration)                     not responsible for the
                                   (Account Number)                           consequences of delays resulting
                                   (Wire Control Number)                      from the banking or Federal
                                                                              Reserve Wire system, or from
                                   Note:  Your bank may charge you a fee      incomplete wiring instructions.
                                   for this service.

                                Armada and its transfer agent are not
                                responsible for the consequences of delays resulting from the banking or Federal Reserve
                                Wire system, or from incomplete wiring
                                instructions.


                                NEW ACCOUNT SET UP                            ADDING TO AN EXISTING ACCOUNT
FINANCIAL INTERMEDIARY          You may buy shares through accounts with      Please refer to New Account Set
                                brokers or other financial institutions       Up to the left.
                                that are authorized to place trades in Fund
                                shares for their customers.  If you invest
                                through an authorized institution, you will
                                have to follow its procedures.  Your broker
                                or institution may charge a fee for its
                                services, in addition to the fees charged
                                by Armada.  Address correspondence or
                                questions regarding a Fund to your
                                institution.

GENERAL INFORMATION

You may purchase shares on any day that the New York Stock Exchange (NYSE) is open for business (Business Day). Shares cannot be purchased by wire transactions on days when banks are closed.

Armada may reject any purchase order if it is determined that accepting the order would not be in the best interests of a Fund or its shareholders.


The price per share (the offering price) will be the NAV next determined after a Fund receives your purchase order. Daily NAV is calculated for each of the Funds each Business Day at the close of trading on the NYSE (normally 4:00 p.m. Eastern time). NAV is not calculated on holidays when the NYSE is closed for trading. The deadline for submitting a purchase order to the transfer agent in order to receive the current Business Day's NAV is 4:00 p.m. Eastern time.





HOW WE CALCULATE NAV

NAV for one Fund share is the value of that share's portion of the assets of the Fund less liabilities and class expenses.

In calculating NAV, a Fund generally values its investment portfolio at market price. If market prices are not readily available, including when quoted prices are considered to be unreliable, fair value prices may be determined in good faith using methods approved by the Board of Trustees.

Some Funds may hold securities that are listed on foreign exchanges. Foreign securities are valued based on quotations from the primary market in which they are traded and are translated from the local currency into U.S. dollars using current exchange rates. Sometimes the price of a security trading on a foreign exchange may be affected by events that happen after the exchange closes. If this happens, the fair value of the security may be determined using other factors and may not reflect the security's last quoted price. Foreign securities may trade on weekends or other days when the Fund does not calculate NAV. As a result, the market value of these investments may change on days when you cannot buy or sell shares of the Funds.

Our Statement of Additional Information contains more detailed information concerning how the Funds value their investments.

SALES CHARGES

There are no sales charges on the purchase of Class I Shares.

HOW TO SELL YOUR FUND SHARES

Shareholders may sell shares by following the procedures established when they opened their account or accounts.

TELEPHONE
1-800-622-FUND (3863)

Call with the account name, number, and amount of redemption. Redemptions will be sent to the shareholder's address or bank account on record. All redemptions must follow the procedures established when the account or accounts were established (see page 75 "How to Purchase Fund Shares").


FINANCIAL INTERMEDIARY
Contact your broker or institution to redeem your shares. Your broker or institution may charge a fee for its services.

IF YOU RECENTLY PURCHASED YOUR SHARES BY CHECK OR THROUGH ACH, REDEMPTION PROCEEDS MAY NOT BE AVAILABLE UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE).

The sale price of each share will be the next NAV determined after the Fund receives your request.

If you recently changed your address on your account, redemption proceeds will not be available until after 10 business days without a signature guarantee.

RECEIVING YOUR MONEY

Normally, we will send your sale proceeds within seven days after we receive your request in good order. Good order means that your request includes complete information on your redemption request. Your proceeds can be wired to your bank account or sent to you by check. Armada does not charge a fee to wire your funds; however, your institution may charge a fee.

REDEMPTIONS IN KIND

We generally pay sale (redemption) proceeds in cash. However, under unusual conditions that make the payment of cash unwise (and for the protection of a Fund's remaining shareholders), we might pay all or part of your redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in kind). It is highly unlikely that your shares would ever be redeemed in kind, but if they were you would probably have to pay transaction costs to sell the securities distributed to you, as well as taxes on any capital gains from the sale as with any redemption. The Armada Tax Managed Equity Fund may fund redemptions of $1 million or more with appreciated securities rather than cash.

SUSPENSION OF YOUR RIGHT TO SELL YOUR SHARES

Armada may suspend the right of redemption or postpone the date of payment for shares redeemed during any period when:

(a) trading on the NYSE is restricted by applicable rules and regulations of the SEC;

(b) the NYSE is closed for other than customary weekend and holiday closings;

(c)      the SEC has by order permitted such suspension; or


(d)      an emergency exists, as determined by the SEC, as a result of which:
         (i) disposal by Armada of securities owned by it is not reasonably practicable, or (ii) it is not reasonably practicable for Armada to determine the fair market value of its net assets.


HOW TO EXCHANGE YOUR SHARES

You may exchange Class I Shares of one Armada Fund for Class I Shares of another Armada Fund. You may exchange your shares on any Business Day. The deadline for submitting same day exchange orders to Armada's transfer agent is 4:00 p.m. Eastern Time.


TELEPHONE
1-800-622-FUND (3863)
Call with your account name, number, and amount of exchange into a new or existing account (minimum amount is $500). To authorize this service, please complete an Account Change Form or call 1-800-622-FUND (3863).

MAIL
Indicate which existing Fund you would like to transfer (you may only exchange within the same share class) and mail to the following address:
         Armada Funds
         P.O. Box 8421
         Boston, MA  02266-8421

For overnight delivery mail to:
         Boston Financial Data Services

         Attn:  Armada Funds
         66 Brooks Drive
         Braintree, MA  02184

The minimum exchange amount is $500.

FINANCIAL INTERMEDIARY
Contact your broker or institution. Your broker or institution may charge a fee for its services.

IF YOU RECENTLY PURCHASED SHARES BY CHECK OR THROUGH ACH, YOU MAY NOT BE ABLE TO EXCHANGE YOUR SHARES UNTIL YOUR CHECK OR ACH TRANSMISSION HAS CLEARED (WHICH MAY TAKE UP TO 15 DAYS FROM YOUR DATE OF PURCHASE).

The exchange privilege is a convenient way to respond to changes in investment goals or in market conditions. This privilege is not designed for market-timing (switching money into investments in anticipation of rising prices or taking money out in anticipation of the market falling). As money is shifted in and out, a Fund incurs expenses for buying and selling securities. These costs are borne by all Fund shareholders, including the long-term investors who do not generate the costs. Therefore, Armada discourages short-term trading by, among other things, limiting the number of exchanges to one exchange every two months.

Armada may contact a shareholder who exceeds the limit and, if a market-timing pattern continues, management of Armada may revoke the shareholder's privilege to purchase shares of a Fund through exchanges.

Management of Armada reserves the right to limit, amend or impose charges upon, terminate or otherwise modify the exchange privilege. You will be provided 60 days' notice before any material change to the exchange privilege is made. Any modification to the exchange privilege will not otherwise affect your right to redeem shares.

When you exchange shares, you are really selling your shares and buying other Fund shares. So, your sale price and purchase price will be based on the NAVs next calculated after a Fund receives your exchange request.

CUSTOMER IDENTIFICATION PROGRAM

Federal regulations require Armada to obtain your name, your date of birth (for a natural person), your residential address or principal place of business (as the case may be) and (if different) mailing address, and your Social Security number, employer identification number or other government-issued identification when you open an account. Additional information may be required in certain circumstances. Purchase applications without such information may not be accepted. If you have applied for an identification number, the application must be provided and the number submitted within a time period after the establishment of the account deemed reasonable by Armada. To the extent permitted by applicable law, Armada reserves the right to place limits on transactions in your account until your identity is verified.

DISTRIBUTION OF FUND SHARES

Each Fund has adopted a distribution plan with respect to Class I Shares, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, that allows each Fund to pay distribution fees for the sale and distribution of its shares. Because these fees are paid out of a Fund's assets continuously, over time these fees will increase the cost of your investment and may cost more than paying other types of sales charges.


Each Fund is permitted to pay up to 0.10% as a percentage of average daily net assets for distribution fees on Class I Shares. However, actual distribution fees for Class I Shares are expected to be no more than: (i) 0.005% with respect to the S&P 500 Index Fund; (ii) 0.02% with respect to the Small/Mid Cap Value Fund and Ultra Short Bond Fund; and (iii) 0.05% with respect to each other Fund.

The Distributor may, from time to time in its sole discretion, institute one or more promotional incentive programs for dealers, which will be paid for by the Distributor from any sales charge it receives or from any other source available to it. Under any such program, the Distributor may provide cash or non-cash compensation as recognition for past sales or encouragement for future sales that may include the following: merchandise, travel expenses, prizes, meals and lodging, and gifts that do not exceed $100 per year, per individual.

DIVIDENDS AND TAXES

The following Funds distribute income at least annually:

         Armada International Equity Fund
         Armada Small Cap Growth Fund
         Armada Small Cap Value Fund
         Armada Small/Mid Cap Value Fund

The following Funds distribute income quarterly:

         Armada Large Cap Core Equity Fund
         Armada Large Cap Growth Fund
         Armada Large Cap Ultra Fund
         Armada Large Cap Value Fund
         Armada Mid Cap Growth Fund
         Armada S&P 500 Index Fund
         Armada Small Cap Core Fund
         Armada Tax Managed Equity Fund
         Armada Aggressive Allocation Fund
         Armada Balanced Allocation Fund

The following Funds distribute income monthly:

         Armada Conservative Allocation Fund
         Armada Bond Fund
         Armada GNMA Fund
         Armada Intermediate Bond Fund
         Armada Limited Maturity Bond Fund
         Armada Total Return Advantage Fund
         Armada Ultra Short Bond Fund
         Armada U.S. Government Income Fund
         Armada Michigan Municipal Bond Fund
         Armada National Tax Exempt Bond Fund
         Armada Ohio Tax Exempt Bond Fund
         Armada Pennsylvania Municipal Bond Fund

Each Fund makes distributions of capital gains, if any, at least annually. If you own Fund shares on a Fund's record date, you will be entitled to receive a distribution.

You will receive distributions in the form of additional Fund shares unless you elect to receive payment in cash. You may change your distribution options directly through the Internet at WWW.ARMADAFUNDS.COM, or by notifying Armada in writing prior to the date of the distribution. Your election will be effective for distributions paid the next day if done through the Internet or after Armada receives your written notice.

FEDERAL TAXES

Each Fund contemplates declaring as dividends each year all or substantially all of its taxable income, including its net capital gain (the excess of long-term capital gain over short-term capital loss). Distributions attributable to the net capital gain of a Fund will be taxable to you as long-term capital gain, regardless of how long you have held your shares. Certain other distributions paid by the Funds to individual shareholders may also be taxable to you as long-term capital gain, subject to certain requirements. In general, if 95% or more of the gross income of a Fund (other than net capital gain) consists of dividends received from domestic corporations or "qualified" foreign corporations ("qualifying dividends"), then all distributions paid by the Fund to individual shareholders will be taxed at long-term capital gains rates. However, if less than 95% of the gross income of a Fund (other than net capital gain) consists of qualifying dividends, then distributions paid by the Fund to individual shareholders will be qualifying dividends only to the extent they are derived from qualifying dividends earned by the Fund. The amount of a Fund's distributions that are qualifying dividends may be reduced as a result of a Fund's securities lending activities. This is because any dividends paid on securities while on loan will not be deemed to have been received by a Fund, and the equivalent amount paid to the Fund by the borrower of the securities will not be deemed to be a qualifying dividend. In general, long-term capital gains and dividends are taxed at a maximum rate of 15%. Fund distributions (other than exempt-interest dividends discussed below) attributable to short-term capital gains and ordinary income will generally be taxable as ordinary income. You will be subject to income tax on Fund distributions regardless of whether they are paid in cash or reinvested in additional shares. You will be notified annually of the tax status of distributions to you.

In selecting portfolio securities to be sold, the Funds generally use tax management techniques that are intended to minimize capital gains and enhance after-tax returns.

You should note that if you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as "buying into a dividend."

You will generally recognize taxable gain or loss on a sale, exchange or redemption of your shares, including an exchange for shares of another Fund, based on the difference between your tax basis in the shares and the amount you receive for them. (To aid in computing your tax basis, you generally should retain your account statements for the periods during which you held shares.) Any loss realized on shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends that were received on the shares. Additionally, any loss realized on a sale or redemption of shares of a Fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the same Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of a Fund. If disallowed, the loss will be reflected in an adjustment to the basis of the shares acquired.

The one major exception to these tax principles is that distributions on, and sales, exchanges and redemptions of, shares held in an IRA (or other tax-qualified plan) will not be currently taxable.

It is expected that the Armada International Equity Fund will be subject to foreign withholding taxes with respect to dividends or interest received from sources in foreign countries. The Armada International Equity Fund may make an election to treat a proportionate amount of such taxes as constituting a distribution to each shareholder, which would allow each shareholder either (1) to credit such proportionate amount of taxes against U.S. federal income tax liability or (2) to take such amount as an itemized deduction.

The Armada Michigan Municipal Bond Fund, Armada National Tax Exempt Bond Fund, Armada Ohio Tax Exempt Bond Fund, and Armada Pennsylvania Municipal Bond Fund (the "Tax Free Bond Funds") anticipate that substantially all of their income dividends will be attributable to "exempt interest dividends," which are exempt from federal income taxes. However, some dividends may be taxable, such as dividends that are derived from occasional taxable investments and distributions of short and long-term capital gains. Interest on indebtedness incurred by a shareholder to purchase or carry shares of any Tax Free Bond Fund generally will not be deductible for federal income tax purposes.

You should note that a portion of the exempt-interest dividends paid by the Tax Free Bond Funds may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.

If you receive an exempt-interest dividend with respect to any share and the share is held by you for six months or less, any loss on the sale or exchange of the share will be disallowed to the extent of such dividend amount.

The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. Shareholders who are nonresident aliens, foreign trusts or estates, or foreign corporations or partnerships, may be subject to different United States federal income tax treatment. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

STATE AND LOCAL TAXES

You may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. government securities or interest on securities of the particular state or localities within the state. The Armada Pennsylvania Municipal Bond Fund intends to distribute income that is exempt from Pennsylvania personal income taxes. The Armada Ohio Tax Exempt Bond Fund intends to distribute income that is exempt from Ohio personal income taxes. The Armada Michigan Municipal Bond Fund intends to distribute income that is exempt from Michigan income taxes. You should consult your tax adviser regarding the tax status of distributions in your state and locality.

MORE INFORMATION ABOUT TAXES IS IN THE STATEMENT OF ADDITIONAL INFORMATION.

FINANCIAL HIGHLIGHTS

The tables that follow present performance information about Class I Shares of each Fund. This information is intended to help you understand each Fund's financial performance for the past five years, or, if shorter, the period of the Fund's operations. All per share information reflects financial information for a single Fund share. The total returns in the table represent the rate that you would have earned (or lost) on an investment in a Fund, assuming you reinvested all of your dividends and distributions.


Except as stated otherwise below, the financial highlights have been audited by Ernst & Young LLP, independent auditors, whose report, along with each Fund's financial statements, is included in the annual report dated May 31, 2003 and is incorporated by reference into the Statement of Additional Information.


In June 2000, the Parkstone Bond, Large Capitalization, U.S. Government Income, Michigan Municipal Bond, and Mid Capitalization Funds were reorganized into the Armada Bond, Large Cap Ultra, U.S. Government Income, Michigan Municipal Bond, and Mid Cap Growth Funds, respectively. In connection with this reorganization, each of these Armada Funds adopted the financial highlights, financial statements and performance history of its corresponding acquired Parkstone Fund. The Financial Highlights for these Funds for the fiscal year ended May 31, 1999 were audited by the former independent auditors to The Parkstone Group of Funds.

No financial highlights are presented for the Small Cap Core Fund because the Fund was not in operation during the last fiscal year.

You can obtain the Funds' annual report, which contains more performance information, at no charge by calling 1-800-622-FUND (3863).

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated.





                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets

INTERNATIONAL EQUITY FUND
Class I
2003                  $9.75    $0.08 1   $(1.75)     $(0.03)  $(0.00)      $8.05    (17.13)%  $322,284     1.38%        1.06%
2002                  10.89     0.06 1    (1.16)      (0.04)   (0.00)       9.75    (10.09)    517,829     1.34         0.63
2001                  15.05     0.03 1    (3.19)      (0.00)   (1.00)      10.89    (22.74)    607,113     1.45         0.21
2000                  10.91     0.01       4.23       (0.03)   (0.07)      15.05     38.90     425,328     1.43         0.06
1999                  10.86    (0.01)      0.11       (0.05)   (0.00)      10.91      0.95     199,205     1.43         0.12

LARGE CAP CORE EQUITY FUND
Class I
2003                 $10.87    $0.10 1   $(1.30)     $(0.09)  $(0.00)      $9.58    (10.90)%  $152,055     0.96%        1.08%
2002                  12.27     0.05 1    (1.15)      (0.04)   (0.26)      10.87     (8.99)    141,177     0.97         0.47
2001                  14.88     0.02      (0.71)      (0.00)   (1.92)      12.27     (5.63)    126,203     0.99         0.08
2000                  13.75     0.02       1.65       (0.01)   (0.53)      14.88     12.31     141,207     1.00         0.03
1999                  11.35    (0.02) 1    2.94       (0.01)   (0.51)      13.75     26.08     145,603     0.98        (0.15)

LARGE CAP GROWTH FUND
Class I
2003                 $19.54    $0.06 1   $(2.41)     $(0.06)  $(0.00)     $17.13    (12.03)%  $542,371    0.92%         0.35%
2002                  24.36     0.01 1    (4.62)      (0.00)   (0.21)      19.54    (19.03)    699,863    0.92          0.05
2001                  28.89    (0.01) 1   (3.40)      (0.00)   (1.12)      24.36    (12.26)    965,165    0.93         (0.03)
2000                  24.61     0.00 1     4.55       (0.01)   (0.26)      28.89     18.49   1,251,015    0.90          0.01
1999                  21.35    (0.03) 1    4.28       (0.00)   (0.99)      24.61     20.16   1,262,154    0.92         (0.11)

                                   Ratio of Net
                                     Investmet
                                      Income/
                        Ratio of     (Loss) to
                       Expenses to     Average
                       Average Net   Net Assets
                          Assets      (Before   Portfolio
                       (Before Fee      Fee     Turnover
                         Waivers)     Waivers)    Rate

INTERNATIONAL EQUITY FUND
Class I
2003                  1.38%         1.06%       90%
2002                  1.34          0.63        63
2001                  1.50          0.16       161
2000                  1.49          0.00       124
1999                  1.43          0.12        78

LARGE CAP CORE EQUITY FUND
Class I
2003                  0.96%         1.08%       68%
2002                  0.97          0.47       112
2001                  1.04          0.03        34
2000                  1.06         (0.03)       37
1999                  0.98         (0.15)       43

LARGE CAP GROWTH FUND
Class I
2003                  0.92%         0.35%       65%
2002                  0.92          0.05        52
2001                  0.98         (0.08)       18
2000                  0.96         (0.05)       25
1999                  0.92         (0.11)       57

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1)Per share data calculated using average shares outstanding method.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated.


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
LARGE CAP ULTRA FUND
Class I
2003                  $9.41   $(0.01) 1  $(1.21)     $(0.00)    $(0.00)    $8.19    (12.97)%   $67,132     1.03%       (0.07)%
2002                  12.69    (0.03) 1   (3.25)      (0.00)     (0.00)     9.41    (25.85)    123,218     1.00        (0.28)
2001                  20.09    (0.06) 1   (4.75)      (0.00)     (2.59)    12.69    (26.18)    182,343     0.98        (0.37)
2000                  19.81    (0.02)      5.08       (0.00)     (4.78)    20.09     27.25     278,697     1.05        (0.36)
1999                  16.27    (0.06)      3.90       (0.00)     (0.30)    19.81     23.67     409,107     1.10        (0.33)

LARGE CAP VALUE FUND
Class I
2003                 $15.83    $0.21 1   $(1.73)     $(0.21)    $(0.03)   $14.07     (9.46)%  $505,108     0.93%        1.62%
2002                  17.39     0.19 1    (0.88)      (0.19)     (0.68)    15.83     (3.84)    743,804     0.92         1.15
2001                  16.03     0.25       1.71       (0.28)     (0.32)    17.39     12.67     700,811     0.97         1.54
2000                  18.80     0.35      (1.85)      (0.36)     (0.91)    16.03     (7.95)    500,135     0.92         2.07
1999                  17.53     0.30       1.50       (0.28)     (0.25)    18.80     10.62     548,361     0.93         2.07

MID CAP GROWTH FUND
Class I
2003                  $6.49   $(0.05) 1  $(0.74)     $(0.00)    $(0.00)    $5.70    (12.17)%   $74,852     1.30%       (0.92)%
2002                   8.08    (0.06) 1   (1.53)      (0.00)     (0.00)     6.49    (19.68)    143,328     1.27        (0.92)
2001                  15.84    (0.08) 1   (3.14)      (0.00)     (4.54)     8.08    (23.89)    195,291     1.26        (0.64)
2000                  14.27    (0.12) 1    6.34       (0.00)     (4.65)    15.84     51.90     281,161     1.29        (0.75)
1999                  15.12    (0.14)      1.13       (0.00)     (1.84)    14.27      8.20     319,733     1.32        (0.77)

                                   Ratio of Net
                                     Investmet
                                      Income/
                        Ratio of     (Loss) to
                       Expenses to     Average
                       Average Net   Net Assets
                          Assets      (Before   Portfolio
                       (Before Fee      Fee     Turnover
                         Waivers)     Waivers)    Rate
LARGE CAP ULTRA FUND
Class I
2003                      1.03%        (0.07)%       57%
2002                      1.00         (0.28)        50
2001                      1.03         (0.42)       102
2000                      1.05         (0.36)        82
1999                      1.10         (0.33)        51

LARGE CAP VALUE FUND
Class I
2003                      0.93%         1.62%        34%
2002                      0.92          1.15         39
2001                      1.02          1.49         67
2000                      0.98          2.01         40
1999                      0.93          2.07         19

MID CAP GROWTH FUND
Class I
2003                      1.30%        (0.92)%       66%
2002                      1.27         (0.92)        68
2001                      1.31         (0.69)       191
2000                      1.29         (0.75)       110
1999                      1.32         (0.75)       100

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1)Per share data calculated using average shares outstanding method.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated.


                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
S&P 500 INDEX FUND
Class I
2003                  $9.21    $0.11 1   $(0.91)     $(0.11)    $(0.00)    $8.30     (8.55)%  $281,426      0.35%       1.43%
2002                  10.84     0.11 1    (1.63)      (0.11)     (0.00)     9.21    (14.11)    311,120       0.33       1.09
2001                  12.25     0.11      (1.41)      (0.11)     (0.00)    10.84    (10.64)    332,015       0.36       0.94
2000                  11.32     0.13       0.99       (0.13)     (0.06)    12.25      9.92     354,637       0.34       1.02
1999 2                10.00     0.11       1.29       (0.08)     (0.00)    11.32     14.16     253,854       0.20       1.38

SMALL CAP GROWTH FUND
Class I
2003                  $9.18   $(0.06) 1  $(1.42)     $(0.00)    $(0.00)    $7.70    (16.12)%  $156,646      1.29%      (0.92)%
2002                  11.56    (0.09) 1   (2.29)      (0.00)     (0.00)     9.18    (20.59)    268,485       1.24      (0.88)
2001                  14.91    (0.06) 1   (1.93)      (0.00)     (1.36)    11.56    (14.72)    304,754       1.27      (0.44)
2000                  10.14    (0.04) 1    4.81       (0.00)     (0.00)    14.91     47.04     157,306       1.23      (0.28)
1999                  11.69    (0.03) 1   (1.41)      (0.00)     (0.11)    10.14    (12.36)     80,145       1.27      (0.27)

SMALL CAP VALUE FUND
Class I
2003                 $20.64    $0.08 1   $(2.18)     $(0.09) 3  $(0.84)   $17.61     (9.69)%  $773,213      1.20%       0.48%
2002                  19.07     0.10 1     3.38       (0.15)     (1.76)    20.64     19.61     932,705       1.16       0.54
2001                  15.15     0.22       4.36       (0.25)     (0.41)    19.07     30.89     549,218       1.20       1.35
2000                  13.65     0.27       1.45       (0.22)     (0.00)    15.15     12.87     354,347       1.21       1.97
1999                  15.72     0.09      (0.78)      (0.05)     (1.33)    13.65     (3.67)    270,382       1.12       0.70

SMALL/ MID CAP VALUE FUND
Class I
2003 4               $10.00   $0.071      $0.07      $(0.03)    $(0.00)   $10.11      1.38%    $36,319       0.93%      0.89%

                                   Ratio of Net
                                     Investmet
                                      Income/
                        Ratio of     (Loss) to
                       Expenses to     Average
                       Average Net   Net Assets
                          Assets      (Before   Portfolio
                       (Before Fee      Fee     Turnover
                         Waivers)     Waivers)    Rate

S&P 500 INDEX FUND
Class I
2003                       0.50%         1.28%        7%
2002                       0.48          0.94         4
2001                       0.61          0.69        15
2000                       0.59          0.77        48
1999 2                     0.55          1.03         9

SMALL CAP GROWTH FUND
Class I
2003                       1.29%        (0.92)%     119%
2002                       1.24         (0.88)      122
2001                       1.32         (0.49)      174
2000                       1.29         (0.34)      155
1999                       1.27         (0.27)      159

SMALL CAP VALUE FUND
Class I
2003                       1.20%         0.48%      127%
2002                       1.16          0.54       106
2001                       1.25          1.30       128
2000                       1.27          1.91       120
1999                       1.12          0.70        79

SMALL/ MID CAP VALUE FUND
Class I
2003 4                     1.24%         0.58%       76%

+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1)Per share data calculated using average shares outstanding method.
(2)S&P 500 Index Fund Class I commenced operations on July 10, 1998. All ratios for the period have been annualized.
(3)Includes a tax return of capital of $(0.01) for Small Cap Value Fund.
(4)Small/Mid Cap Value Fund Class I commenced operations on July 1, 2002. All ratios for the period have been annualized.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated.




                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets

TAX MANAGED EQUITY FUND
Class I
2003                 $11.08    $0.08 1   $(1.63)     $(0.07)    $(0.09)    $9.37    (13.94)%  $137,414     0.95%        0.83%
2002                  12.60     0.04 1    (1.52)      (0.04)     (0.00)    11.08    (11.80)    177,587     0.93         0.33
2001                  14.29     0.02      (1.67)      (0.01)     (0.03)    12.60    (11.53)    220,077     0.97         0.11
2000                  12.13     0.03       2.16       (0.02)     (0.01)    14.29     18.06     257,548     0.95         0.19
1999                   9.93     0.05       2.21       (0.05)     (0.01)    12.13     22.82     241,501     0.83         0.37

AGGRESSIVE ALLOCATION FUND
Class I
2003                  $9.08    $0.02 1   $(0.80)     $(0.07) 5  $(0.00)    $8.23     (8.56)%    $2,361     0.88%        0.23%
2002                   9.95     0.10 1    (0.82)      (0.15) 6   (0.00)     9.08     (7.26)      2,854     1.12         1.15
2001 2                10.00     0.02      (0.06)      (0.01)     (0.00)     9.95     (0.36)      2,492     0.38         1.10

BALANCED ALLOCATION FUND
Class I
2003                  $9.01    $0.13 1   $(0.55)     $(0.15)    $(0.00)    $8.44     (4.58)%  $120,329     1.09%        1.63%
2002                   9.72     0.20 1    (0.71)      (0.20)     (0.00)     9.01     (5.27)    157,660     1.00         2.13
2001                  11.68     0.28      (0.42)      (0.27)     (1.55)     9.72     (1.68)    186,724     1.03         2.31
2000                  10.31     0.26       1.35       (0.24)     (0.00)    11.68     15.72      69,517     1.01         2.20
1999 3                10.00     0.18       0.28       (0.15)     (0.00)    10.31      4.57      85,027     1.06         2.25

CONSERVATIVE ALLOCATION FUND
Class I
2003                  $9.66    $0.17 1   $(0.07)     $(0.19) 7  $(0.00)    $9.57      1.15%     $2,820     0.70%        1.83%
2002                  10.04     0.26 1    (0.36)      (0.28)     (0.00)     9.66     (0.97)      2,752     1.02         2.68
2001 4                10.00     0.07       0.02       (0.05)     (0.00)    10.04      0.94       2,523     0.37         3.20





                               Ratio of Net
                                Investment
                                 Income/
                    Ratio of    (Loss) to
                   Expenses to    Average
                   Average Net  Net Assets
                      Assets      (Before   Portfolio
                   (Before Fee      Fee     Turnover
                     Waivers)     Waivers)    Rate

TAX MANAGED EQUITY FUND
Class I
2003                   0.95%        0.83%        0%
2002                   0.93         0.33         0
2001                   1.02         0.06         1
2000                   1.01         0.13         3
1999                   1.01         0.19         5

AGGRESSIVE ALLOCATION FUND
Class I
2003                   1.13%       (0.02)%      78%
2002                   1.37         0.90        40
2001 2                 0.76         0.72         5

BALANCED ALLOCATION FUND
Class I
2003                   1.09%        1.63%      171%
2002                   1.00         2.13       106
2001                   1.08         2.26       161
2000                   1.07         2.14       182
1999 3                 1.06         2.25       116

CONSERVATIVE ALLOCATION FUND
Class I
2003                   0.95%        1.58%      38%
2002                   1.27         2.43       27
2001 4                 0.75         2.82        5

+   Total return is for the period indicated and has not been annualized.
    Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) The Aggressive Allocation Fund Class I commenced operations on March 6, 2001. All ratios for the period have been annualized.
(3) The Balanced Allocation Fund Class I commenced operations on July 10, 1998. All ratios for the period have been annualized.
(4) The Conservative Allocation Fund Class I commenced operations on March 6, 2001. All ratios for the period have been annualized.
(5) Includes a tax return of capital of $(0.07) for Class I for the Aggressive Allocation Fund.
(6) Includes a tax return of capital of $(0.04) for Class I for the Aggressive Allocation Fund.
(7) Includes a tax return of capital of $(0.03) for Class I for the Conservative Allocation Fund.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated.




                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
BOND FUND*
Class I
2003                  $9.86    $0.48 1    $0.56      $(0.46)    $(0.00)   $10.44     10.74%   $617,012     0.71%        4.73%
2002                   9.71     0.56 1     0.14       (0.55)     (0.00)     9.86      7.40     798,688     0.71         5.70
2001                   9.37     0.62       0.34       (0.62)     (0.00)     9.71     10.50     842,906     0.72         6.39
2000                   9.93     0.59      (0.56)      (0.59)     (0.00)     9.37      0.35     294,308     0.87         6.14
1999                  10.25     0.57      (0.30)      (0.57)     (0.02)     9.93      2.70     366,230     0.94         5.53

GNMA FUND
Class I
2003                 $10.35    $0.47 1    $0.08      $(0.51)    $(0.00)   $10.39      5.40%   $151,990     0.77%        4.50%
2002                  10.21     0.58 1     0.15       (0.59)     (0.00)    10.35      7.32     155,187     0.76         5.65
2001                   9.74     0.63       0.46       (0.62)     (0.00)    10.21     11.45     133,658     0.80         6.19
2000                  10.10     0.59      (0.36)      (0.59)     (0.00)     9.74      2.48     119,653     0.80         6.04
1999                  10.36     0.61      (0.20)      (0.60)     (0.07)    10.10      4.02      96,808     0.78         5.92

INTERMEDIATE BOND FUND
Class I
2003                 $10.40    $0.43 1    $0.69      $(0.43)    $(0.00)   $11.09     11.00%   $418,964     0.58%        4.01%
2002                  10.24     0.55 1     0.16       (0.55)     (0.00)    10.40      7.05     346,788     0.57         5.27
2001                   9.90     0.64       0.34       (0.64)     (0.00)    10.24     10.16     345,059     0.59         6.34
2000                  10.39     0.64      (0.48)      (0.64)     (0.01)     9.90      1.50     294,998     0.58         6.22
1999                  10.59     0.56      (0.14)      (0.56)     (0.06)    10.39      3.98     313,368     0.61         5.21


                                Ratio of Net
                                 Investment
                                  Income/
                     Ratio of    (Loss) to
                    Expenses to    Average
                    Average Net  Net Assets
                       Assets      (Before   Portfolio
                    (Before Fee      Fee     Turnover
                      Waivers)     Waivers)    Rate

BOND FUND*
Class I
2003                  0.71%         4.73%      213% 2
2002                  0.71          5.70        98
2001                  0.77          6.34        73
2000                  0.89          6.12       155
1999                  1.03          5.44       269

GNMA FUND
Class I
2003                  0.77%         4.50%       89%
2002                  0.76          5.65        46
2001                  0.85          6.14        47
2000                  0.86          5.98        79
1999                  0.78          5.92        85

INTERMEDIATE BOND FUND
Class I
2003                  0.73%         3.86%      129%
2002                  0.72          5.12       141
2001                  0.79          6.14       133
2000                  0.79          6.01       201
1999                  0.75          5.07       256

* Effective June 9, 2000, the Parkstone Bond Fund was merged into the Armada Bond Fund. The financial highlights for the periods prior to June 9, 2000 reflect the performance history of the Parkstone Bond Fund. The net asset values at the beginning of each period and the changes in net asset values, including the net asset values at the end of each period listed have been restated to reflect the conversion ratios of .9799154 for Class I on the date of the reorganization.
+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Due to its investment strategy the Fund may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated.





                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
LIMITED MATURITY BOND FUND
Class I
2003                  $9.97    $0.32 1    $0.22      $(0.34)    $(0.00)   $10.17     5.58%    $308,986     0.54%        3.17%
2002                   9.87     0.49 1     0.10       (0.49)     (0.00)     9.97      6.09     213,322     0.53         4.89
2001                   9.70     0.60       0.17       (0.60)     (0.00)     9.87      8.21     190,243     0.55         5.98
2000                   9.96     0.57      (0.26)      (0.57)     (0.00)     9.70      3.22      93,652     0.54         5.84
1999                  10.06     0.56      (0.05)      (0.56)     (0.05)     9.96      5.14      72,291     0.43         5.49

TOTAL RETURN ADVANTAGE FUND
Class I
2003                 $10.23     $0.49 1   $0.92      $(0.53)    $(0.10)   $11.01     14.18%   $241,404     0.58%        4.60%
2002                  10.02      0.55 1    0.21       (0.55)     (0.00)    10.23      7.76     259,402     0.55         5.42
2001                   9.48      0.59      0.54       (0.59)     (0.00)    10.02     12.04     355,344     0.51         5.95
2000                   9.99      0.60     (0.45)      (0.60)     (0.06)     9.48      1.78     331,026     0.48         6.17
1999                  10.25      0.58     (0.22)      (0.58)     (0.04)     9.99      3.54     328,417     0.45         5.72

ULTRA SHORT BOND FUND
Class I
2003 2               $10.00    $0.09 1    $0.08      $(0.09)    $(0.00)   $10.08     1.67%    $129,599     0.26%        1.81%

U.S. GOVERNMENT INCOME FUND
Class I
2003                  $9.45    $0.39 1    $0.19      $(0.45)    $(0.00)    $9.58      6.15%   $190,678     0.77%        4.09%
2002                   9.22     0.50 1     0.22       (0.49)     (0.00)     9.45      7.94     185,755     0.76         5.29
2001                   8.77     0.57       0.45       (0.57)     (0.00)     9.22     11.95     155,683     0.79         6.27
2000                   9.13     0.56      (0.36)      (0.56)     (0.00)     8.77      2.26     134,250     0.83         6.28
1999                   9.27     0.57      (0.14)      (0.57)     (0.00)     9.13      4.73     150,113     0.75         6.15



                               Ratio of Net
                                Investment
                                 Income/
                    Ratio of    (Loss) to
                   Expenses to    Average
                   Average Net  Net Assets
                      Assets      (Before   Portfolio
                   (Before Fee      Fee     Turnover
                     Waivers)     Waivers)    Rate
LIMITED MATURITY BOND FUND
Class I
2003                  0.64%         3.07%      117%
2002                  0.63          4.79       110
2001                  0.73          5.80        87
2000                  0.74          5.64        90
1999                  0.65          5.27       190

TOTAL RETURN ADVANTAGE FUND
Class I
2003                  0.73%         4.45%      108%
2002                  0.72          5.25        88
2001                  0.79          5.67       182
2000                  0.77          5.88       121
1999                  0.65          5.52       142

ULTRA SHORT BOND FUND
Class I
2003 2                0.58%         1.49%      239%

U.S. GOVERNMENT INCOME FUND
Class I
2003                  0.77%         4.09%      364% 3
2002                  0.76          5.29       219
2001                  0.84          6.22        78
2000                  0.94          6.17        74
1999                  1.09          5.81        53


+ Total return is for the period indicated and has not been annualized. Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) Ultra Short Bond Fund Class I commenced operations on December 2, 2002. All ratios for the period have been annualized.
(3) Due to its investment strategy, the Fund may buy and sell securities frequently. This may result in higher transaction costs and additional capital gains tax liabilities, and may lower Fund performance.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated.




                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
MICHIGAN MUNICIPAL BOND FUND
Class I
2003                 $11.03    $0.47 1    $0.44      $(0.47)    $(0.02)    $11.45     8.51%   $147,331     0.60%        4.24%
2002 2                10.94     0.49 1     0.10       (0.49)     (0.01)     11.03     5.54     137,902     0.59         4.47
2001                  10.38     0.50       0.56       (0.50)     (0.00)     10.94    10.36     148,726     0.60         4.62
2000                  10.91     0.47      (0.52)      (0.47)     (0.01)     10.38    (0.42)    156,734     0.81         4.46
1999                  11.06     0.47      (0.08)      (0.47)     (0.07)     10.91     3.54     192,536     0.76         4.21

NATIONAL TAX EXEMPT BOND FUND
Class I
2003                 $10.17    $0.40 1    $0.44      $(0.40)    $(0.00)    $10.61     8.45%   $175,441     0.60%        3.92%
2002 2                10.01     0.42 1     0.16       (0.42)     (0.00)     10.17     5.86     167,578     0.60         4.19
2001                   9.50     0.43       0.51       (0.43)     (0.00)     10.01    10.07     162,015     0.60         4.39
2000                   9.96     0.42      (0.45)      (0.42)     (0.01)      9.50    (0.24)     95,634     0.54         4.37
1999                  10.03     0.45      (0.04)      (0.45)     (0.03)      9.96     4.07     100,638     0.36         4.39



                                Ratio of Net
                                 Investment
                                  Income/
                     Ratio of    (Loss) to
                    Expenses to    Average
                    Average Net  Net Assets
                       Assets      (Before   Portfolio
                    (Before Fee      Fee     Turnover
                      Waivers)     Waivers)    Rate
MICHIGAN MUNICIPAL BOND FUND
Class I
2003                  0.75%         4.09%        7%
2002 2                0.74          4.32         6
2001                  0.80          4.42        16
2000                  0.91          4.36        10
1999                  1.05          3.92         7

NATIONAL TAX EXEMPT BOND FUND
Class I
2003                  0.75%         3.77%       11%
2002 2                0.75          4.04        19
2001                  0.80          4.19        27
2000                  0.81          4.10        65
1999                  0.87          3.88        23

+   Total return is for the period indicated and has not been annualized.
    Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) In accordance with the implementation of new accounting standards, the Michigan Municipal Bond Fund and National Tax Exempt Bond Fund were required to record a cumulative effect adjustment of $78,937 and $103,395, respectively, to reflect the accretion of market discounts that were not previously recorded. The cumulative adjustments were reclassified between net investment income and net unrealized appreciation of securities and therefore did not impact total net assets or the net asset value per share of the Funds. The effect of this change for the year ended May 31, 2002 was to increase net investment income by $36,050 and $128,647, respectively.

Selected Per Share Data and Ratios For the Years Ended May 31, Unless Otherwise Indicated.




                                         Realized                                                        Ratio of
                       Net                   and              Distribution                               Expenses    Ratio of Net
                      Asset     Net     Unrealized   Dividends  from Net   Net Asset            Net        to         Investment
                      Value, Investment   Gains      from Net   Realized     Value,            Assets     Average    Income/(Loss)
                    Beginning Income    (Loss) on   Investment  Capital     End of    Total    End of      Net         to Average
                     of Year   (Loss)   Investments   Income      Gains      Year    Return+  Year (000)  Assets      Net Assets
OHIO TAX EXEMPT BOND FUND
Class I
2003                 $11.20    $0.44 1    $0.50      $(0.44)    $(0.00)   $11.70      8.56%   $167,899     0.60%        3.85%
2002 2                11.04     0.47 1     0.16       (0.47)     (0.00)    11.20      5.81     154,461     0.60         4.20
2001                  10.49     0.48       0.55       (0.48)     (0.00)    11.04     10.00     156,655     0.56         4.44
2000                  11.03     0.48      (0.53)      (0.48)     (0.01)    10.49     (0.40)    166,164     0.52         4.52
1999                  11.13     0.53      (0.09)      (0.53)     (0.01)    11.03      3.94     205,365     0.28         4.77
PENNSYLVANIA MUNICIPAL BOND FUND
Class I
2003                 $10.47    $0.41 1    $0.49      $(0.41)    $(0.00)   $10.96      8.76%    $55,503     0.65%        3.84%
2002 2                10.36     0.46 1     0.11       (0.46)     (0.00)    10.47      5.57      51,319      0.64        4.40
2001                   9.89     0.47 1     0.47       (0.47)     (0.00)    10.36      9.64      45,441      0.63        4.57
2000                  10.39     0.45      (0.46)      (0.47)     (0.02)     9.89     (0.06)     45,021      0.53        4.55
1999                  10.45     0.51      (0.07)      (0.49)     (0.01)    10.39      4.21      40,171      0.48        4.80


                                Ratio of Net
                                 Investment
                                  Income/
                     Ratio of    (Loss) to
                    Expenses to    Average
                    Average Net  Net Assets
                       Assets      (Before   Portfolio
                    (Before Fee      Fee     Turnover
                      Waivers)     Waivers)    Rate
OHIO TAX EXEMPT BOND FUND
Class I
2003                   0.75%         3.70%       6%
2002 2                 0.75          4.05       19
2001                   0.76          4.24       20
2000                   0.80          4.24       31
1999                   0.78          4.27       19
PENNSYLVANIA MUNICIPAL BOND FUND
Class I
2003                   0.80%         3.69%      12%
2002 2                 0.79          4.25       13
2001                   0.86          4.34       25
2000                   0.84          4.24       38
1999                   0.83          4.45       15

+   Total return is for the period indicated and has not been annualized.
    Total return excludes sales charge.
(1) Per share data calculated using average shares outstanding method.
(2) In accordance with the implementation of new accounting standards, the Ohio Tax Exempt Bond Fund and Pennsylvania Municipal Bond Fund were required to record a cumulative effect adjustment of $36,769 and $47,421, respectively, to reflect the accretion of market discounts that were not previously recorded. The cumulative adjustments were reclassified between net investment income and net unrealized appreciation of securities and therefore did not impact total net assets or the net asset value per share of the Funds. The effect of this change for the year ended May 31, 2002 was to (decrease) net investment income by $(26,247) and $(3,294), respectively.

INVESTMENT ADVISER
National City Investment Management Company
1900 East Ninth Street
Cleveland, Ohio 44114

DISTRIBUTOR
Professional Funds Distributor, LLC
760 Moore Road
King of Prussia, PA 19406

LEGAL COUNSEL
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, Pennsylvania 19103-6996

BOARD OF TRUSTEES

ROBERT D. NEARY
CHAIRMAN
Retired Co-Chairman, Ernst & Young
Director:
Commercial Metals Company
Strategic Distribution, Inc.

HERBERT R. MARTENS, JR.
PRESIDENT
Executive Vice President,
   National City Corporation
Chairman and Chief Executive
   Officer, NatCity Investments, Inc.

JOHN G. BREEN
Retired Chairman and CEO,
   The Sherwin Williams Co.
Director:
The Sherwin Williams Co.
Parker Hannifin Corp.
Mead Westvaco Corp.
Goodyear Tire & Rubber Co.
The Stanley Works

JOHN F. DURKOTT
President and Chief Executive Officer,
   Kittle's Home Furnishings Center, Inc.

ROBERT J. FARLING
Retired Chairman, President and Chief
    Executive Officer, Centerior Energy

 RICHARD W. FURST
 Garvice D. Kincaid Professor of Finance and
     Dean Emeritus, Gatton College of Business and
     Economics, University of Kentucky

 GERALD L. GHERLEIN
 Retired Executive Vice President and
    General Counsel, Eaton Corporation

 KATHLEEN A. OBERT
 Chairman and Chief Executive Officer
    Edward Howard & Co.

 J. WILLIAM PULLEN
 President and Chief Executive Officer,
    Whayne Supply Company


 The Armada Funds Trustees also serve as Trustees of The Armada Advantage Fund.

                                                          [SAILBOAT LOGO]
                                                          ARMADA(R)
                                                            FUNDS

                                                          WWW.ARMADAFUNDS.COM

More information about the Funds is available without charge through the following:

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI, as it may be amended or supplemented from time to time, includes more detailed information about Armada Funds. The SAI is on file with the SEC and is incorporated by reference into this prospectus. This means that the SAI, for legal purposes, is a part of this prospectus.

ANNUAL AND SEMI-ANNUAL REPORTS
These reports list each Fund's holdings and contain information from the Funds' managers about strategies and recent market conditions and trends and their impact on Fund performance. The reports also contain detailed financial information about the Funds.

TO OBTAIN MORE INFORMATION:

By Internet:
www.armadafunds.com

By Telephone:
Call 1-800-622-FUND (3863)

By Mail:
P.O. Box 8421
Boston, MA 02266-8421

From the SEC:

You can also obtain the SAI or the Annual and Semi-Annual reports, as well as other information about Armada Funds, from the EDGAR Database on the SEC's website (http://www.sec.gov). You may review and copy documents at the SEC Public Reference Room in Washington, DC. For information on the operation of the Public Reference Room, call 202-942-8090. You may request documents from the SEC, upon payment of a duplicating fee, by e-mailing the SEC at PUBLICINFO@SEC.GOV or by writing to:

Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102

[SAILBOAT LOGO]
ARMADA(R)
  FUNDS

WWW.ARMADAFUNDS.COM

Armada Funds' Investment Company Act registration number is 811-4416

                                  ARMADA FUNDS

                      EQUITY FUNDS, ASSET ALLOCATION FUNDS,
                     FIXED INCOME FUNDS, TAX FREE BOND FUNDS

                            I SHARES (INSTITUTIONAL)

    SUPPLEMENT DATED DECEMBER 1, 2003 TO THE PROSPECTUS DATED OCTOBER 1, 2003

         THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION BEYOND
             THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE READ IN
                         CONJUNCTION WITH THE PROSPECTUS

ARMADA U.S. GOVERNMENT INCOME FUND

The prospectus disclosure for the Armada U.S. Government Income Fund on page 52 is amended and supplemented by deleting the second paragraph under "Principal Investment Strategies" and replacing it in its entirety with the following paragraph:

         Under normal circumstances, the Fund invests at least 80% of its net assets plus any borrowings for investment purposes in securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and Federal Home Loan Banks ("FHLBs"), as well as obligations issued or guaranteed by the U.S. government, including Treasury bills, notes, bonds and certificates of indebtedness. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy. The Fund may invest the portion of its assets not subject to the 80% requirement stated above in other types of investments, including securities issued by non-governmental issuers, such as mortgage-related debt securities, asset-backed debt securities, commercial paper and preferred stock. In buying and selling securities for the Fund, the Adviser considers a number of factors, including yield to maturity, maturity, quality and the outlook for particular issuers and market sectors. The Fund normally maintains a dollar-weighted average maturity of between three and ten years.

In addition, the prospectus disclosure under "Credit Risk" on page 52 is amended and supplemented by deleting the first paragraph and replacing it in its entirety with the following paragraph:

         CREDIT RISK. The value of debt securities may be affected by the ability of issuers to make principal and interest payments. If an issuer can't meet its payment obligations or if its credit rating is lowered, the value of its debt securities may fall. Although the Fund's U.S. government securities are considered to be among the safest investments, they are not guaranteed against price movements due to changing interest rates. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

OTHER FUNDS

The following supplements prospectus disclosure concerning the principal investment strategies and principal risks of investing for certain Armada funds:

       As part of their principal investment strategies, each of the ARMADA BALANCED ALLOCATION FUND, ARMADA BOND FUND, ARMADA INTERMEDIATE BOND FUND, ARMADA LIMITED MATURITY BOND FUND, ARMADA ULTRA SHORT BOND FUND AND ARMADA TOTAL RETURN ADVANTAGE FUND may invest in securities issued or guaranteed by agencies, authorities, instrumentalities or sponsored enterprises of the U.S. government, such as Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("Freddie Mac") and Federal Home Loan Banks ("FHLBs"), as well as obligations issued or guaranteed by the U.S. government, including U.S. Treasury bills, notes and bonds. Obligations issued by some U.S. government agencies, authorities, instrumentalities or sponsored enterprises, such as GNMA, are backed by the full faith and credit of the U.S. Treasury, while obligations issued by others, such as FNMA, Freddie Mac and FHLBs, are backed solely by the ability of the entity to borrow from the U.S. Treasury or by the entity's own resources. No assurance can be given that the U.S. government would provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

ARMADA SMALL CAP CORE FUND

Shares of the Armada Small Cap Core Fund are not available for sale in Nebraska, Oklahoma and New Hampshire.

CHANGE IN ADVISORY FEES

Effective December 1, 2003, National City Investment Management Company (the "Adviser") will change its fee waiver on the Armada Mid Cap Growth Fund, Armada Small/Mid Cap Value Fund, Armada Tax Managed Equity Fund and Armada U.S. Government Income Fund so that advisory fees net of waivers will be as follows:

                 Armada Mid Cap Growth Fund                     0.75%
                 Armada Small/Mid Cap Value Fund                0.75%
                 Armada Tax Managed Equity Fund                 0.50%
                 Armada U.S. Government Income Fund             0.40%

In connection with these changes, information relating to the fund expenses presented in the prospectus will change as follows:

The Annual Fund Operating Expenses (expenses that are deducted from Fund assets) under the Fund Fees and Expenses tables for the Mid Cap Growth Fund on page 26 and the Small/Mid Cap Value Fund and Tax Managed Equity Fund on page 27 are deleted and replaced with the following information:

                                      MID CAP GROWTH FUND
Investment Advisory Fees                    1.00% 3
-----------------------------------------------------------
Distribution (12b-1) Fees 1                 0.05%
-----------------------------------------------------------
Other Expenses                              0.20% 2
-----------------------------------------------------------
Total Annual Fund
Operating Expenses                          1.25%
-----------------------------------------------------------

                                         SMALL/MID CAP       TAX MANAGED EQUITY
                                          VALUE FUND                FUND
Investment Advisory Fees                    1.00% 3                0.75% 3
--------------------------------------------------------------------------------
Distribution (12b-1) Fees 1                  0.02%                  0.05%
--------------------------------------------------------------------------------
Other Expenses                               0.16%                  0.15%
--------------------------------------------------------------------------------
Total Annual Fund
Operating Expenses                           1.18% 3                0.95%
--------------------------------------------------------------------------------

1 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I Shares during the last fiscal year. For the Small Cap Core Fund, represents Distribution (12b-1) Fees expected to be incurred by the Fund's Class I Shares during the initial fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% (0.005% for the S&P 500 Index Fund, 0.025% for the Small Cap Value Fund and 0.02% for the Small/Mid Cap Value Fund) during the current fiscal year.
2 Other Expenses for certain Funds have been restated to reflect current expenses.
3 The Adviser waived a portion of its advisory fees for the S&P 500 Index Fund and the Small/Mid Cap Value Fund during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

                                                ADVISORY            TOTAL
          FUND                                    FEES             EXPENSES
          S&P 500 Index Fund                      0.20%              0.35%
          Small/Mid Cap Value Fund                0.75%              0.93%

The Adviser expects to continue waiving a portion of its advisory fees for the S&P 500 Index Fund and also expects to waive a portion of its advisory fees for the Small Cap Core Fund, the Mid Cap Growth Fund, the Small/Mid Cap Value Fund and the Tax Managed Equity Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

                                                ADVISORY            TOTAL
          FUND                                    FEES            EXPENSES
          S&P 500 Index Fund                     0.20%              0.34%
          Small Cap Core Fund                    0.50%              0.71%
          Mid Cap Growth Fund                    0.75%              1.00%
          Small/Mid Cap Value Fund               0.75%              0.93%
          Tax Managed Equity Fund                0.50%              0.70%

These fee waivers are voluntary and may be revised or discontinued at any time.

The Annual Fund Operating Expenses (expenses that are deducted from Fund assets) under the Fund Fees and Expenses table for the U.S. Government Income Fund on page 54 is deleted and replaced with the following information:

                                             U.S. GOVERNMENT INCOME FUND
          Investment Advisory Fees                      0.55% 3
          -------------------------------------------------------------------
          Distribution (12b-1) Fees 1                   0.05%
          -------------------------------------------------------------------
          Other Expenses 2                              0.17%
          -------------------------------------------------------------------
          Total Annual Fund
          Operating Expenses                            0.77%
          -------------------------------------------------------------------

1 Represents actual Distribution (12b-1) Fees incurred by each Fund's Class I Shares during the last fiscal year. Each Fund may reimburse expenses up to a maximum of 0.10% under the Funds' distribution plan for Class I Shares but expects such reimbursements to be no more than 0.05% (0.02% for the Ultra Short Bond Fund) during the current fiscal year.
2 Other expenses for certain Funds have been restated to reflect current expenses.
3 The Adviser waived a portion of its advisory fees for certain Funds during the last fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses were as follows:

          FUND                               ADVISORY FEES     TOTAL EXPENSES
          Intermediate Bond Fund                 0.40%              0.58%
          Limited Maturity Fund                  0.35%              0.54%
          Total Return Advantage Fund            0.40%              0.58%
          Ultra Short Bond Fund                  0.10%              0.26%

   The Adviser expects to continue waiving a portion of its advisory fees for these Funds and also expects to waive a portion of its advisory fee for the U.S. Government Income Fund during the current fiscal year. After these fee waivers, these Funds' Investment Advisory Fees and Total Annual Fund Operating Expenses are expected to be:

         FUND                              ADVISORY FEES        TOTAL EXPENSES
         Intermediate Bond Fund                0.40%                0.58%
         Limited Maturity Fund                 0.35%                0.54%
         Total Return Advantage Fund           0.40%                0.59%
         Ultra Short Bond Fund                 0.20%                0.35%
         U.S. Government Income Fund           0.40%                0.62%

These fee waivers are voluntary and may be revised or discontinued at any time.

For more information about these fees, see "Investment Adviser and Investment Teams" and "Distribution of Fund Shares."

CLOSING OF ARMADA GNMA FUND

A Special Meeting of the shareholders of the Armada GNMA Fund (the "Fund") was held on November 18, 2003. At this Meeting, shareholders of the Fund approved the reorganization of the Fund into the Armada U.S. Government Income Fund. As a result, the Fund is closed effective November 24, 2003.


          INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

ARM-SU-004-0400

                                  ARMADA FUNDS

                      EQUITY FUNDS, ASSET ALLOCATION FUNDS,
                     FIXED INCOME FUNDS, TAX FREE BOND FUNDS

                            I SHARES (INSTITUTIONAL)

              SUPPLEMENT DATED DECEMBER 19, 2003 TO THE PROSPECTUS
                      DATED OCTOBER 1, 2003 AS SUPPLEMENTED
                                DECEMBER 1, 2003

         THIS SUPPLEMENT PROVIDES NEW AND ADDITIONAL INFORMATION BEYOND
             THAT CONTAINED IN THE PROSPECTUS AND SHOULD BE READ IN
                         CONJUNCTION WITH THE PROSPECTUS

FUND NAME CHANGES

Effective February 1, 2004, the names of the following Armada Funds will be changed as set forth below:

     CURRENT FUND NAME                                NEW FUND NAME
     Armada U.S. Government Income Fund               Armada Government Mortgage Fund
     Armada Michigan Municipal Bond Fund              Armada Michigan Intermediate Municipal Bond Fund
     Armada National Tax Exempt Bond Fund             Armada Intermediate Tax Exempt Bond Fund
     Armada Ohio Tax Exempt Bond Fund                 Armada Ohio Intermediate Tax Exempt Bond Fund
     Armada Pennsylvania Municipal Bond Fund          Armada Pennsylvania Intermediate Municipal Bond Fund

These changes are intended to more specifically reflect the principal investment strategies utilized by each Fund and do not result in any change to a Fund's investment objective or policies.

REORGANIZATION OF ARMADA LARGE CAP ULTRA FUND INTO ARMADA LARGE CAP GROWTH FUND

At a meeting held on November 19, 2003, the Board of Trustees of Armada Funds approved a Plan of Reorganization in connection with the proposed reorganization of the Armada Large Cap Ultra Fund into the Armada Large Cap Growth Fund (the "Reorganization"). The shareholders of the Armada Large Cap Ultra Fund will be asked to consider and approve the Reorganization at a Special Meeting of the shareholders currently expected to be held during the first quarter of 2004. If you are a shareholder of record of the Armada Large Cap Ultra Fund as of the Record Date for the Special Meeting, you will be eligible to vote at the Special Meeting. If you become a shareholder of record after the Record Date, you will not be eligible to vote at the Special Meeting. All shareholders of record as of the Record Date will receive a proxy statement relating to the Reorganization. If the Reorganization is approved by shareholders, Armada expects to complete the Reorganization during the second quarter of 2004.

MARKET TIMING POLICIES AND PROCEDURES

The first three paragraphs under the italicized paragraph under the caption "Financial Intermediary" on page 77 are deleted, and the following disclosure is added to page 74 prior to the chart titled "How to Purchase Fund Shares:"

       LIMITATIONS ON PURCHASES, EXCHANGES AND REDEMPTIONS

       The Fund has imposed limits on purchases, exchanges and redemptions to prevent excessive short-term trading by shareholders. Short-term trading creates transaction costs that are borne by all shareholders and disrupts the orderly management of the Fund's portfolio investments.

       GENERAL TRADING LIMITS: Fund shareholders are limited to no more than six "round trip" transactions - a fund purchase followed shortly by a corresponding sale (redemption or exchange) -- during any 12-month period. If multiple "round trip" transactions occur in an account, there must be at least 60 calendar days between the initiation of each transaction.

       Shareholders who violate this policy will be notified of violations of the Fund's market timing policies. If a shareholder continues market timing activities after being cited for market timing violations, the account will be closed to new purchases or exchanges of Fund shares.

       If any transaction is deemed to have the potential to adversely impact a fund, the Fund reserves the right to:

           o  Reject a purchase or exchange
           o Delay payment of immediate cash redemption proceeds for up to seven calendar days
           o Revoke a shareholder's privilege to purchase Fund shares (including exchanges or "round trips")
           o  Limit the amount of any exchange

  The Fund reserves the right to revise or terminate the exchange privilege at any time, for any reason.

ARMADA AGGRESSIVE ALLOCATION FUND

Effective January 1, 2004, the Armada Large Cap Growth Fund is included as an Underlying Fund in which the Armada Aggressive Allocation Fund may invest. Accordingly, effective January 1, 2004, the prospectus disclosure under "Principal Investment Strategies" on page 28 is amended and supplemented by deleting the third paragraph and replacing it in its entirety with the following:

         The Fund intends to invest 60% to 90% of its net assets in shares of Underlying Armada Funds that invest primarily in equity securities (Armada International Equity, Armada Large Cap Growth, Armada Large Cap Ultra, Armada Large Cap Value, Armada Small Cap Growth and Armada Small Cap Value Funds), 10% to 40% of its net assets in shares of Underlying Armada Funds that invest primarily in fixed income securities (Armada Bond and Armada Intermediate Bond Funds) and 0% to 20% of its net assets in shares of the Armada Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Armada Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Armada International Equity Fund.

ARMADA CONSERVATIVE ALLOCATION FUND

Effective January 1, 2004, the Armada Large Cap Growth Fund is included as an Underlying Fund in which the Armada Conservative Allocation Fund may invest. Accordingly, effective January 1, 2004, the prospectus disclosure under "Principal Investment Strategies" on page 34 is amended and supplemented by deleting the third paragraph and replacing it in its entirety with the following:

         The Fund intends to invest 50% to 80% of its net assets in shares of Underlying Armada Funds that invest primarily in fixed income securities (Armada Bond and Armada Intermediate Bond Funds), 20% to 50% of its net assets in shares of Underlying Armada Funds that invest primarily in equity securities (Armada International Equity, Armada Large Cap Growth, Armada Large Cap Ultra, Armada Large Cap Value, Armada Small Cap Growth and Armada Small Cap Value Funds), and 0% to 20% of its net assets in shares of the Armada Money Market Fund. The Fund normally intends to invest exclusively in shares of Underlying Armada Funds, but may from time to time also invest directly in U.S. government securities and short-term money market instruments. The Adviser does not currently intend to invest any of the Fund's assets in the Armada International Equity Fund.

CHANGE OF NAME AND PRINCIPAL INVESTMENT STRATEGY FOR THE ARMADA SMALL/MID CAP VALUE FUND

Effective March 1, 2004, the name of the Armada Small/Mid Cap Value Fund will be changed to the Armada Mid Cap Value Fund and the Fund's principal investment strategy will be using a value-oriented approach to invest under normal circumstances at least 80% of its net assets plus any borrowings for investment purposes in securities issued by mid cap companies.

Accordingly, effective March 1, 2004, the prospectus disclosure under "Principal Investment Strategies" and "Principal Risks of Investing" on page 22 is amended and supplemented by deleting the entire section and replacing it in its entirety with the following:

         PRINCIPAL INVESTMENT STRATEGIES

         The Armada Mid Cap Value Fund's investment objective is to provide long-term capital appreciation. The investment objective may be changed without a shareholder vote.

         The Fund's principal investment strategy is investing in common stocks of U.S. companies that are considered to have mid cap stock market capitalizations. Companies meeting this criteria are ones that have a market capitalization between $1 billion and $15 billion at the time the Fund purchases the company's securities.

         Under normal circumstances, at least 80% of the Fund's net assets plus any borrowings for investment purposes will be invested in securities issued by mid cap companies. The Fund will provide shareholders with at least 60 days notice before changing this 80% policy.

         In buying and selling securities for the Fund, the Adviser uses a value-oriented approach. The Adviser focuses on securities of companies that offer good value and good news. The Adviser generally seeks to invest in companies based on price-to-sales, price-to-book and price-to-cash flow ratios that are lower than market averages. The Adviser generally sells securities when these valuation ratios rise above market averages. The Fund will not necessarily sell a security if the issuer no longer meets the market capitalization criteria stated above, so long as the security otherwise continues to meet investment criteria.

         Due to its investment strategy, the Fund may buy and sell securities frequently. In some instances this may increase transaction costs and capital gains tax liabilities, and may lower Fund performance.

         PRINCIPAL RISKS OF INVESTING

         MARKET RISK. Since it purchases common stocks, the Fund is subject to the risk that stock prices will fall over short or extended periods of time. Historically, the stock markets have moved in cycles, and the value of the Fund's securities may fluctuate from day to day. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments. The prices of securities issued by such companies may decline in response. These factors contribute to price volatility, which is the principal risk of investing in the Fund.

         The Fund is also subject to the risk that value-oriented mid cap common stocks may underperform other segments of the equity markets or the equity markets as a whole.

         For additional information about risks, see "More Information About Principal Investment Strategies."

          INVESTORS SHOULD RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

ARM-SU-007-0200